PENSKE AUTOMOTIVE GROUP, INC., as Issuer,

the Guarantors named herein, as Guarantors,

and

The Bank of New York Mellon Trust Company, N.A., as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of May 25, 2016

to the Indenture dated as of November 21, 2014

5.500% Senior Subordinated Notes due 2026

RECONCILIATION AND TIE BETWEEN TRUST
INDENTURE ACT OF 1939 AND INDENTURE

Trust Indenture Act Section	Indenture Section
§ 310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	6.8, 6.10
§ 311(a)	6.13
(b)	6.13
(b)(2)	Not Applicable
§ 312(a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)
§ 313 (a)	7.3(a)
(b)(1)	7.3(a)
(b)(2)	7.3(a)
(c)	7.3(a)
(d)	7.3(b)
§ 314 (a)	7.4
(b)	Not Applicable
(c)(1)	1.2
(c)(2)	1.2
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2
§ 315 (a)	6.1(a)
(b)	6.2
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)(i), (c)(i)
(d)(2)	6.1(c)(ii)
(d)(3)	6.1(c)(iii)
(e)	5.14
§ 316 (a)(1)(A)	5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
§ 317 (a)(1)	5.3
(a)(2)	5.4
(b)	10.3
§ 318(a)	1.8

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Supplemental Indenture.

Table of Contents

Page

APPENDIX A Form of Note

THIRD SUPPLEMENTAL INDENTURE, dated as of May 25, 2016 (the “Supplemental Indenture”), among Penske Automotive, Inc., a Delaware corporation (the “Company”), the guarantors set forth on the signature pages hereto (each a “Guarantor” and collectively, the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), to the indenture, dated as of November 21, 2014, between the Company and the Trustee (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee entered into the Base Indenture to provide for the issuance from time to time of senior subordinated debt securities (including instruments in global, temporary or definitive form) to be issued in one or more series (hereinafter called the “Securities”);

WHEREAS, Section 9.1 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form of any Security, as permitted by Section 2.1 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 3.1 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, pursuant to Section 2.1 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form and pursuant to Section 3.1 of the Base Indenture to provide for the issuance of a series of its senior subordinated notes designated as 5.500% Senior Subordinated Notes due 2026 (the “Initial Notes”), in an aggregate principal amount of $500,000,000, to be guaranteed as provided herein by the Guarantors. The Initial Notes are a series of Securities as referred to in Section 3.1 of the Base Indenture;

WHEREAS, the Company may, as set forth in this Indenture and in the Initial Notes, issue an unlimited aggregate principal amount of additional notes under this Indenture (the “Additional Notes” and, together with the Initial Notes, the “Notes”). The Initial Notes and the Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, all references in this Indenture to the Notes include any Additional Notes actually issued;

WHEREAS, this Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

WHEREAS, all things necessary have been done by the Company and each of the Guarantors to make this Supplemental Indenture, when executed and delivered by the Company and each of the Guarantors, a valid, binding and legal instrument;

WHEREAS, all things necessary have been done by the Company and each of the Guarantors to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of this Indenture, the valid obligations of the Company and each of the Guarantors;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

SECTION ONE

APPLICATION OF SUPPLEMENTAL INDENTURE
AND CREATION OF THE INITIAL NOTES

1	Application of This Supplemental Indenture.

Notwithstanding any other provision of this Supplemental Indenture, all provisions of this Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under this Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes.

Unless otherwise expressly specified, references in this Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. All Initial Notes and Additional Notes, if any, will be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.

2	Effect of Supplemental Indenture.

With respect to the Notes only, the Base Indenture shall be supplemented pursuant to Section 9.1 thereof to establish the terms of the Notes as set forth in this Supplemental Indenture.

To the extent that the provisions of this Supplemental Indenture conflict with any provision of the Base Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

For the purposes of this Supplemental Indenture and the Notes, all references in this Supplemental Indenture and the Base Indenture to (i) the date of this Indenture shall be construed as references to the date of this Supplemental Indenture and (ii) Securities shall be construed as references to the Notes, in each case, unless the context otherwise requires.

3	Rules of Construction.

Unless the context otherwise requires:

(a)	the terms defined in this Supplemental Indenture have the meanings assigned to them in the Supplemental Indenture and include the plural as well as the singular;

(b)	all terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein unless the provisions of this Indenture modify the meaning of any such term and the provisions of the Trust Indenture Act permit such modification;

(c)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d)	the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e)	references to any Article, Section or other subdivision in this Supplemental Indenture, unless otherwise described, are references to an Article, Section or subdivision of the Base Indenture as supplemented by this Supplemental Indenture.

SECTION TWO

AMENDMENT OF THE BASE INDENTURE

1	Changes to Article 1 of the Base Indenture: Definitions and Other Provisions of General Application

Set forth below are the changes to Article 1 of the Base Indenture: Definitions and Other Provisions of General Application:

(A)	Section 1.1 of the Base Indenture shall be amended to add new definitions thereto in appropriate alphabetical sequence, as follows:

“5.375 Notes” means the Company’s 5.375% Senior Subordinated Notes due 2024.

“5.75% Notes” means the Company’s 5.75% Senior Subordinated Notes due 2022.

“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Restricted Subsidiary, or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be and is not recourse to any Person or assets other than such Person or its assets (including its Subsidiaries and their assets). Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

“Additional Notes” has the meaning set forth in the preamble to the Supplemental Indenture.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of: (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of: (a) the present value at such Redemption Date of (i) the Redemption Price of such Note at May 15, 2021 (such Redemption Price being set forth in the table appearing in Section 11.8 hereof), plus (ii) all scheduled interest payments due on such Note from the Redemption Date through May 15, 2021 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate at such Redemption Date, plus 50 basis points over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets: (A) that is governed by the provisions described under Article Eight hereof, (B) that is by the Company to any Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Restricted Subsidiary in accordance with the terms of this Indenture, (C) that is of obsolete or unusable equipment or assets that are not useful in the business, (D) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection, (E) arising from foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by this Indenture, (F) the Fair Market Value of which in the aggregate does not exceed $15,000,000 in any transaction or series of related transactions, (G) that consists of any Permitted Investment or any Restricted Payment permitted under Section 10.9 herein, (H) that constitutes a Change of Control, (I) that is of cash or Cash Equivalents, (J) that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary, or (K) arising from any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date, including without limitation any sale and leaseback transaction or asset securitization.

“Average Life to Stated Maturity” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

“Book-Entry Security” means any Global Securities bearing the legend specified in Appendix A evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation on the books of the lessee.

“Change of Control” means the occurrence of any of the following events:

(i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions) other than the Company, any of its subsidiaries, any of its employee benefit plans, any of the Permitted Holders or any holding company which owns, directly or indirectly, 100% of the Voting Stock of the Company (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction, of 50% or more of the total voting power of all classes of Voting Stock of the Company;

(ii) the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or any person consolidates with or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person (other than a direct or indirect wholly owned subsidiary of the Company), other than:

(a) any transaction pursuant to which holders of the Company’s capital stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all classes of Voting Stock of (i) the continuing or surviving person immediately after the transaction or (ii) any holding company which owns, directly or indirectly, 100% of the Voting Stock of the continuing or surviving person immediately after the transaction (so long as no Change of Control would otherwise have occurred in respect of the Voting Stock of such holding company); or

(b) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

(iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders, was approved by one or more Permitted Holders or by a vote of a majority of the directors then in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors of the Company then in office; or

(iv)  the Company approves a plan of liquidation or dissolution.

Beneficial ownership will be determined in accordance with Rule 13d-3 promulgated by the Commission under the Exchange Act. The term “person” includes any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Change of Control Offer” has the meaning set forth in Section 10.14(a) of this Indenture.

“Change of Control Purchase Date” has the meaning set forth in Section 10.14(a) of this Indenture.

“Change of Control Purchase Price” has the meaning set forth in Section 10.14(a) of this Indenture.

“Clearstream” means Clearstream Banking, societe anonyme (or any successor securities clearing agency).

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

“Consolidated Equity” of any Person means (a) the Consolidated Tangible Assets of such Person, less (b) the amount of any Debt of such Person incurred pursuant to a Floor Plan Facility.

“Consolidated Fixed Charge Coverage Ratio” of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, less all noncash items increasing Consolidated Net Income for such period in any prior period to (b) the sum of Consolidated Interest Expense for such period and cash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect to (i) the incurrence of the Debt giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred, and the application of such proceeds occurred, on the first day of such period; (ii) the incurrence, repayment or retirement of any other Debt by the Company and its Restricted Subsidiaries since the first day of such period as if such Debt was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or any acquisition occurring at the time of the incurrence of such Debt, the related acquisition (and any Consolidated Net Income (Loss) of such Person), assuming such acquisition had been consummated on the first day of such period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets (including the Consolidated Net Income (Loss) of such Person), whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Debt, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period, including giving effect to any Pro Forma Cost Savings; provided that (I) in making such computation, the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (subject to any applicable Interest Rate Agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (II) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation, (i) amortization of debt discount, (ii) the net cash costs paid under Interest Rate Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and (v) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries, plus (c) the interest expense under any Debt guaranteed by such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries, but excluding, in the case of (a), (b) and (c), the amortization or write-off of deferred financing costs, plus (d) dividend requirements of the Company and the Restricted Subsidiaries with respect to Redeemable Capital Stock, and with respect to Preferred Stock of Restricted Subsidiaries, in each case whether in cash or otherwise (except dividends payable solely in shares of Capital Stock (other than any Preferred Stock or Redeemable Capital Stock) of the Company or any Restricted Subsidiary).

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary, non-recurring or unusual gains or losses net of taxes (less all fees and expenses relating thereto), (ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (iii) any impairment charge or asset write-off pursuant to Accounting Standards Codification (“ASC”) Topic 350 and ASC Topic 360 and the amortization of intangibles arising pursuant to ASC Topic 350, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) the cumulative effect of a change in accounting principles, (vi) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (vii) solely for purposes of Section 10.9 the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (viii) non-cash gains and losses due solely to fluctuations in currency values or unrealized gains and losses with respect to hedging obligations or other derivative instruments pursuant to ASC Topic 815 or otherwise, (ix) any non-cash compensation charge arising from the grant of or issuance of stock, stock options or other equity based awards, (x) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, (xi) the amortization or write-off of deferred financing fees and any expenses of bridge or other financing fees, (xii) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Debt of such Person, and (xiii) any gain or loss, net of taxes, attributable to disposed, abandoned, transferred or closed assets or operations and any gain or loss, net of taxes, on disposal of disposed, abandoned, transferred or closed assets or operations (including, without limitation, assets or operations disposed of during such period). For the sake of clarity, (a) any amounts restated for discontinued operations in the Company’s consolidated financial statements shall not be recalculated under this definition and (b) any gain or loss, net of taxes, attributable to discontinued operations and any gain or loss, net of taxes, on disposal of discontinued operations (including, without limitation, operations disposed of during such period) shall be excluded from the calculation of Consolidated Net Income.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP, excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period.

“Consolidated Tangible Assets” of any Person means (a) all the Consolidated Total Assets of such Person, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

“Consolidated Total Assets” of any Person means all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP.

“Consolidated Total Leverage Ratio” means, as of any date with respect to any Person, the ratio of: (i) the aggregate amount of Debt of such Person and its Restricted Subsidiaries on a Consolidated basis outstanding on such date; to (ii)  the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-Cash changes of such Person and its Restricted Subsidiaries on a Consolidated basis, less all non-cash items increasing Consolidated Net Income (Loss), in each case for such Person’s most recent four full fiscal quarters for which financial statements are available immediately preceding such date taken as one period. The Consolidated Total Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio”, including any related pro forma adjustments.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Credit Facility” means one or more debt facilities (including, without limitation, the Credit Agreement and the U.K. Credit Agreement), financings, commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), notes or letters of credit, bank products or other debt obligations and, in each case, as such agreements may be amended, amended and restated, supplemented, modified, renewed, refunded, refinanced, replaced or otherwise restructured, in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) with respect to all or any portion of the Debt under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other agent, lender or group of lenders or other party.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Debt” means, with respect to any Person, without duplication, (i) all debt of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all debt created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all net obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Debt referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property, including, without limitation, accounts and contract rights owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (vii) to the extent not otherwise included, any guarantee, other than by endorsement for collection or deposit in the ordinary course of business, of all or any part of any Debt of another Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) Preferred Stock of any Restricted Subsidiary of such Person which is not a Guarantor, and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through (ix) above. For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

For the sake of clarity, “Debt” shall not include (x) any operating lease or residual liabilities or guarantees with respect to such operating lease or property subject to such operating lease, any sublease or any assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party), (y) any obligation, commitment, liability or payment made in connection with the purchase or sale of installment contracts or leases involving vehicles to financial institutions, or any guarantee in respect thereof, in each case, arising in the ordinary course of any business of the Company or any of its Restricted Subsidiaries, or (z) any obligation, commitment, liability or payment made in connection with the purchase or repurchase of inventory, vehicles, vehicle parts and/or supplies or signage (or the residual value related to any of the foregoing), or any guarantee in respect thereof, in each case, to the extent required by or arising from any law or regulation or in the ordinary course of any distribution business of the Company or any of its Restricted Subsidiaries.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defeasance Redemption Date” shall have the meaning set forth in Section 15.4(1).

“Designated Noncash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated pursuant to an Officer’s Certificate delivered to the Trustee, setting forth the basis of the valuation. The aggregate Fair Market Value of the Designated Noncash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Noncash Consideration received, may not exceed $35,000,000 in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Offering” means an offering by the Company of its Common Stock, Preferred Stock (other than Redeemable Capital Stock) or options, warrants or rights with respect to its Common Stock or Preferred Stock (other than Redeemable Capital Stock) (other than offerings registered on Form S-8 or issuances to a Subsidiary of the Company).

“Euroclear” means the Euroclear Clearance System (or any successor securities clearing agency).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Floor Plan Facility” means an agreement from Ally Financial, Inc., Ally Bank, BMW Financial Services NA, LLC, Ford Motor Credit Company LLC, Toyota Motor Credit Corporation, World Omni Financial Corp., American Honda Finance Corporation, U.S. Bank National Association, First Hawaiian Bank, VW Credit, Inc., Nissan Motor Acceptance Corporation, Mercedes-Benz Financial Services USA LLC or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Debt substantially all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts, supplies or other inventory, to be sold or otherwise used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Global Securities” mean global Securities to be issued to the Depositary in accordance with Section 3.13.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guarantor” means any Subsidiary which is a guarantor of the Securities, including any Person that is required after the Issue Date to execute a Guarantee of the Securities pursuant to Section 10.13 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture and the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms hereof and thereof.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Inventory Facility” means any Floor Plan Facility or any other agreement, including pursuant to a commercial paper program, pursuant to which the Company or any Restricted Subsidiary incurs Debt, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts, supplies or other inventory to be sold or otherwise used in the ordinary course of business of the Company and its Restricted Subsidiaries.

“Investment” means, with respect to any Person, directly or indirectly, any advance, loan, or other extension of credit (including guarantees) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company (other than the sale of all of the outstanding Capital Stock of such Restricted Subsidiary), the Company shall be deemed to have made an Investment on the date of such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed. For the sake of clarity, “Investment” shall not include (x) any guarantee with respect to an operating lease or property subject to such operating lease, sublease or assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party), (y) any guarantee of an obligation, commitment, liability or payment made in connection with the purchase or sale of installment contracts or leases involving vehicles to financial institutions, in each case, arising in the ordinary course of any business of the Company or any of its Restricted Subsidiaries, or (z) any guarantee of an obligation, commitment, liability or payment made in connection with the purchase or repurchase of inventory, vehicles, vehicle parts and/or supplies or signage (or the residual value related to any of the foregoing), in each case, to the extent required by or arising from any law or regulation or in the ordinary course of any distribution business of the Company or any of its Restricted Subsidiaries.

“Issue Date” means May 25, 2016.

“Manufacturer” means a vehicle manufacturer or other manufacturer which is a party to an agreement with the Company or any Restricted Subsidiary.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the rating agency business thereto.

“Net Cash Proceeds” means (a) with respect to any Asset Sale by any Person, the proceeds from that sale (without duplication in respect of all Asset Sales) in the form of cash or Cash Equivalents including by way of sale or discounting of a note, installment receivable or other receivable (but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets), including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of: (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Debt where payment of such Debt is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officer’s Certificate, and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to in Section 10.9, the proceeds of such issuance or sale in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

“Non-Guarantor Restricted Subsidiary” means any Restricted Subsidiary that is designated by the Company as a Non-Guarantor Restricted Subsidiary, as evidenced by an Officer’s Certificate of the Company delivered to the Trustee.

“Opinion of Independent Counsel” means a written opinion of counsel which is issued by a Person who is not an employee, director or consultant (other than non-employee legal counsel) of the Company or any Guarantor, which opinion shall be in form and substance reasonably satisfactory to the Trustee.

“Pari Passu Debt” means (a) any Debt of the Company that is pari passu in right of payment to the Notes, including, without limitation, the 5.75% Notes and the 5.375% Notes, and (b) with respect to any Guarantee, Debt which ranks pari passu in right of payment to such Guarantee, including, without limitation, the Guarantees with respect to the 5.75% Notes and the 5.375% Notes.

“Payment Blockage Period” shall have the meaning set forth in Section 13.3.

“Permitted Guarantor Junior Payment” means any payment or other distribution to the holders of the Securities of securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Guarantor Debt, to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.

“Permitted Holders” means (i) Mr. Roger S. Penske, his estate, guardians, conservators, administrators, committees or personal representatives; (ii) immediate family members and lineal descendants of Mr. Roger S. Penske and their respective guardians, conservators, administrators, committees or personal representatives; (iii) trusts or other entities created for the benefit of any of the Persons listed in (i) or (ii) above or for the benefit of a trust covered by this clause (iii); (iv) any of Penske Capital Partners LLC, International Motor Car Group I LLC, International Motor Car Group II LLC, Penske Corporation, Penske Automotive Holdings Corp., Transportation Resource Partners, LP, Transportation Resource Partners III, LP, Penske Truck Leasing Co., L.P., LJ VP Holdings LLC and their respective Subsidiaries, in each case so long as the Persons or entities covered by clauses (i), (ii) or (iii), directly or indirectly, control such entities; (v) entities that are, directly or indirectly, controlled by any of the Persons or entities listed in clauses (i) through (iv) above; and (vi) Mitsui & Co., U.S.A., Inc. and Mitsui & Co., Ltd. and any of their affiliates. For purposes of this definition, “control” when used with respect to any entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Permitted Investment” means (i) Investments in the Company or in a Restricted Subsidiary of the Company, (ii) Investments in any Person which, as a result of such Investment, (a) becomes a Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Restricted Subsidiary; (iii) Debt of the Company or a Restricted Subsidiary described under clauses (i), (ii), (v), (vi), (vii) and (viii) of the definition of “Permitted Debt”; (iv) Investments in any of the Notes; (v) Investments in cash and Cash Equivalents; (vi) Investments acquired by the Company or any Restricted Subsidiary in connection with an asset sale permitted under Section 10.12 herein to the extent such Investments are non-cash proceeds as permitted under such Section; (vii) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Unrestricted Subsidiary; (viii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other Person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (ix) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding; (x) Investments in existence on the Issue Date and an Investment in any Person to the extent such Investment replaces or refinances an Investment in such Person existing on the Issue Date in an amount not exceeding the amount of the Investment being replaced or refinanced; (xi) Investments in Unrestricted Subsidiaries and joint ventures, not to exceed 7.5% of the Company’s Consolidated Total Assets at any one time outstanding; (xii) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks or with floor plan lenders; trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (xiii) Investments acquired with the Net Cash Proceeds received by the Company after the date of this Indenture from the issuance and sale of Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such Net Cash Proceeds are used to make such Investment within 10 days of the receipt thereof and the amount of all such Net Cash Proceeds shall be excluded from clause (3)(B) of Section 10.9(a) herein; (xiv) Investments acquired in connection with (and not created in anticipation of) an acquisition otherwise permitted by this Indenture; (xv) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and worker’s compensation, performance and other similar deposits provided to third parties in the ordinary course of business; (xvi) any Investment acquired by the Company or any Restricted Subsidiary (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable, or (b) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (xvii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, in the ordinary course of business; (xviii) guarantees of Debt of the Company or any Restricted Subsidiary which Debt is permitted pursuant to Section 10.8; and (xix) in addition to the Investments described in clauses (i) through (xviii) above, Investments in an amount not to exceed 7.5% of Consolidated Tangible Assets. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value at the time of Investment.

“Permitted Junior Payment” means any payment or other distribution to the holders of the Securities of securities of the Company or any other corporation that are equity securities (other than Preferred Stock or Redeemable Capital Stock) or are subordinated in right of payment to all Senior Debt, to substantially the same extent as, or to a greater extent than, the holders of the Indenture Obligations are so subordinated.

“Permitted Liens” means, with respect to any Person, (i) Liens securing any Debt which became Debt pursuant to a transaction permitted by Article Eight or securing Acquired Debt which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of Section 10.8; (ii) Liens securing Debt in the aggregate amount outstanding at any time not to exceed 1% of the Company’s Consolidated Tangible Assets; (iii) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof; (iv) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof; (v) Liens under the Company’s joint collateral accounts, concentration accounts, deposit accounts or other funds maintained with a depositary institution or bank; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations issued by the Federal Reserve Board; (vi) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary; (vii) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (viii) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (ix) Liens existing on the Issue Date; (x) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business; (xi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired; and (xii) Liens securing Debt incurred to refinance Debt that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

“Pro Forma Cost Savings” means, with respect to any period, the reductions in costs that (i) occurred during the period that are attributable to an asset or stock acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (ii) are implemented, committed to be implemented, the commencement of implementation of which has begun or reasonably expected to be implemented in good faith with respect to the Company or any Restricted Subsidiary and the business that was the subject of any such asset or stock acquisition within twelve months of the date of the asset or stock acquisition and that are quantifiable, as if, in the case of each of clauses (i) and (ii), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental cash expenses incurred or to be incurred during the period in order to achieve such reduction in costs.

“Purchase Money Obligation” means any Debt secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased or constructed by the Company at any time after the Issue Date of the Securities; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively, a “Purchase Money Security Agreement”) shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Debt secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Debt, and (iii) (A) the aggregate outstanding principal amount of Debt secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price or cost of construction to the Company of the assets subject to such purchase or construction, or (B) the Debt secured thereby shall be with recourse solely to the assets so purchased, acquired or constructed, any additions and accessions thereto and any proceeds therefrom.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, (1) is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the principal of the Securities, (2) is redeemable at the option of the holder of such Capital Stock at any time prior to the final Stated Maturity of the principal of the Securities (other than upon a change of control of the Company in circumstances where the Holders would have similar rights), or (3) is convertible into or exchangeable for debt securities at any time prior to the final Stated Maturity of the principal of the Securities at the option of the holder of such Capital Stock.

“Reference Date” means March 18, 2002.

“Replacement Assets” means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in a business reasonably related, complementary, similar, incidental, supplemental or ancillary thereto, or a reasonable extension, development or expansion thereof.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to the rating agency business thereto.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute and the rules and regulations promulgated by the Commission under that act.

“Senior Guarantor Debt” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Debt of any Guarantor and all other monetary obligations of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any such Debt (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, without giving effect to any reduction in the amount of such Debt necessary to render the obligation of any Guarantor with respect thereto (as obligor, guarantor or otherwise) not voidable or avoidable under applicable law, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, “Senior Guarantor Debt” shall (x) include all borrowings of each Guarantor under, and all guarantees by each Guarantor of, the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of such Guarantor and (y) not include: (i) Debt evidenced by the Guarantees, (ii) Debt that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinated or junior in right of payment to any Debt of such Guarantor, (iii) Debt which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code is without recourse to such Guarantor, (iv) Debt which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by such Guarantor to the extent such liability constitutes Debt, (vi) Debt of such Guarantor to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co. (USA), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate’s Subsidiaries, (vii) to the extent it might constitute Debt, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by such Guarantor (other than Floor Plan Facilities), and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor, (viii) that portion of any Debt which at the time of issuance is issued in violation of this Indenture and (ix) Debt evidenced by any guarantee of any Subordinated Debt or Pari Passu Debt.

“Senior Representative” means the agent, indenture trustee or other trustee or representative of holders of any Designated Senior Debt.

“Significant Restricted Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date of this Indenture.

“Specified Courts” shall have the meaning set forth in Section 1.22.

“Subordinated Debt” means Debt of the Company or a Guarantor that is subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be.

“Treasury Rate” means, with respect to any Redemption Date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2021; provided, however, that if the period from such redemption date to May 15, 2021 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 15, 2021 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be obtained by the Company.

“U.K. Credit Agreement” means the amended and restated credit agreement, dated April 2, 2015, by and among the Company’s U.K. subsidiaries, Royal Bank of Scotland plc and BMW Financial Services (GB) Limited, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Voting Stock” means Capital Stock of the class or classes pursuant to which the holders of such Capital Stock have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Restricted Subsidiary” means a Restricted Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Restricted Subsidiary.

(B)	Section 1.1 of the Base Indenture shall be amended so that the following definitions in the Base Indenture shall be deleted in their entirety and replaced with the following:

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board, or any equivalent body in a limited partnership, limited liability company or other entity serving substantially the same function as a board of directors of a corporation.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor (or the general partner of a Guarantor which is a limited partnership), as the case may be, to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents, however designated, of such Person’s capital stock or other equity interests, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Debt), the issuing Person and any rights, warrants or options exchangeable for or convertible into such Capital Stock (other than debt securities convertible into Capital Stock).

“Cash Equivalent” means (i) United States Dollars or such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business, (ii) any evidence of Debt, maturing not more than one year after the date of acquisition (unless such securities are deposited to defease or satisfy and discharge any Debt), issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (iii) certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks, (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; (v) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000 or a non-U.S. bank having capital and surplus in excess of $100,000,000; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P; (vi) in the case of any investment by a Foreign Subsidiary or investments made in a country outside the United States of America, “Cash Equivalents” shall also include (A) direct obligations of the sovereign nation (or any agency thereof) in which such Foreign Subsidiary is organized and is conducting business or obligations fully and unconditionally guaranteed by such sovereign nation (or agency thereof) and (B) investments denominated in the currency of the jurisdiction in which such Foreign Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (i) through (v) above, including, without limitation, any deposit with a bank that is a lender to such Foreign Subsidiary, (vii) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (viii) shares of money market mutual funds within the definition of Rule 2a-7 issued by the Commission under the Investment Company Act of 1940.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the Company’s voting common stock, par value $0.0001 per share, or any successor common stock thereto.

“Company” means Penske Automotive Group, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Securities for purposes of complying with such provisions.

“Credit Agreement” means the Fifth Amended and Restated Credit Agreement, dated as of May 1, 2015, among the Company, various financial institutions and Mercedes-Benz Financial Services USA LLC as agent for the lenders, as amended, as such agreement, in whole or in part, may have been or may be amended, renewed, extended, increased, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing.

“Depositary” means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company (“DTC”), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Designated Senior Debt” means (i) all Senior Debt under the Credit Agreement and (ii) any other Senior Debt which at the time of determination has an aggregate principal amount outstanding of at least $50,000,000 and which is specifically designated in the instrument evidencing such Senior Debt or the agreement under which such Senior Debt arises as “Designated Senior Debt” by the Company.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the Board of Directors of the Company, whose determination shall be conclusive for all purposes under this Indenture.

“Foreign Subsidiary” means any Restricted Subsidiary that (i) is not organized under the laws of the United States of America or any state thereof or the District of Columbia or (ii) was organized under the laws of the United States of America or any State thereof or the District of Columbia that has no material assets other than Capital Stock of one or more foreign entities of the type described in clause (i) above.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and statements and pronouncements of the Financial Accounting Standards Board and the Public Company Accounting Oversight Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect (i) with respect to periodic reporting requirements, from time to time, and (ii) otherwise on the date of this Indenture.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means May 15 and November 15 of each year.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement. For the sake of clarity, “Lien” shall not include any operating lease or residual liabilities or guarantees with respect to such operating lease or property subject to such operating lease, any sublease or any assigned leasehold or any payments in connection therewith (including, without limitation, any liabilities for lease payments relating to properties which have been sold by the Company or any Restricted Subsidiary to a third party).

“Maturity” means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as provided in the Securities or as provided in this Indenture, whether at Stated Maturity, the Offer Date, the Redemption Date or the purchase date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

“Officer’s Certificate” means a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Executive Vice President—Finance, the Vice President—Finance, the Controller, any Executive Vice President or Vice President, the General Counsel, the Treasurer, an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee. Notwithstanding the foregoing, with respect to any Guarantor, the “Officer’s Certificate” may be executed by any one of the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Guarantor, the Guarantor’s general partner or the Guarantor’s member.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or any Guarantor, which opinion shall be reasonably satisfactory to the Trustee.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, including any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act.

“Predecessor Security” of any particular Security means every previous Security, evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 1 or November 1, as the case may be (whether or not a Business Day), immediately preceding such Interest Payment Date.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the Board of Directors of the Company by a Board Resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with this Indenture.

“Senior Debt” means the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not such interest is allowed or allowable under such proceeding) on any Debt of the Company and all other monetary obligations of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any such Debt (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, “Senior Debt” shall (x) include the Credit Agreement and the Floor Plan Facilities and any Interest Rate Agreement, Currency Hedging Agreement and Commodity Price Protection Agreement of the Company to the extent the Company is a party thereto and (y) not include: (i) Debt evidenced by the Securities, (ii) the 5.75% Notes, the 5.375% Notes and any other Debt that, by its express terms or by the express terms of the agreement or instrument creating or evidencing the same or pursuant to which the same is outstanding, is subordinate or junior in right of payment to any Debt of the Company, (iii) Debt which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Debt which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Debt, (vi) Debt of the Company to a Subsidiary or any other Affiliate of the Company (other than Mitsui & Co. (USA), Inc. and Mitsui & Co., Ltd. and any of their affiliates) or any of such Affiliate’s Subsidiaries, (vii) to the extent it might constitute Debt, amounts owing for goods, materials or services purchased in the ordinary course of business (other than Floor Plan Facilities) or consisting of trade accounts payable owed or owing by the Company (other than Floor Plan Facilities), and amounts owed by the Company for compensation to employees or services rendered to the Company, (viii) that portion of any Debt which at the time of issuance is issued in violation of this Indenture and (ix) Debt evidenced by any guarantee of any Subordinated Debt or Pari Passu Debt.

“Stated Maturity” means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs of such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Company (a “Designation”) and (ii) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary only if such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary; provided that:

(a) no Default has occurred and is continuing or would occur as a consequence thereof;

(b) the Company could incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of Section 10.8;

(c) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such Designation would be permitted under Section 10.9, treating the Fair Market Value of the Company’s Investments in such Subsidiary on such date as an Investment at the time of such Designation (“Designation Amounts”); and

(d) such Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Subsidiary shall be deemed a Restricted Payment.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the preceding conditions.

The Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(a) no Default has occurred and is continuing at the time of and after giving effect to such redesignation; and

all Debt of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under this Indenture and shall be deemed an incurrence at such time.

(C)	The following Sections shall be added to Article 1 of the Base Indenture in their corresponding numerical sequence as follows:

Section 1.18 No Personal Liability of Directors, Officers, Employees, Stockholders, Members and Partners.

No director, officer, employee, stockholder, incorporator or agent of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability.

Section 1.19 Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 1.20 Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.21 Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Indenture for all purposes and may be used in lieu of the original Indenture. Signatures of parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.

Section 1.22 Consent to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s (other than the Trustee) address specified pursuant to Sections 1.5 or 1.6, as applicable, shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 1.23 U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

2	Changes to Article 2 of the Base Indenture: Security Form

Set forth below are the changes to Article 2 of the Base Indenture: Security Forms:

(A) The following Section shall be added to Article 2 of the Base Indenture as Section 2.4:

Section 2.4 Form of Notes.

The Notes and the Trustee’s certificate of authentication thereof shall be substantially in the form of Appendix A hereto, which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication and shall show the date of its issuance. The terms of the Notes set forth in Appendix A and the exhibits thereto are part of the terms of this Indenture.

3	Changes to Article 3 of the Base Indenture: The Securities

Set forth below are the changes to Article 3 of the Base Indenture: The Securities:

(A) The following paragraph shall be inserted at the end of Section 3.3 of the Base Indenture:

The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $500,000,000 and, at any time and from time to time thereafter, the Trustee shall authenticate Notes for original issue in an aggregate principal amount specified in a Company Order. The Company Order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 3.12 after the Issue Date, shall certify that such issuance is in compliance with Section 10.8. At any time and from time to time after the execution of this Indenture, the Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue in aggregate principal amount specified in such Company Order.

(B) The following shall be added to the Base Indenture as Section 3.12:

Section 3.12 Issuance of Additional Notes.

After the Issue Date, the Company shall be entitled, subject to its compliance with Section 10.8, to issue Additional Notes under this Indenture in an unlimited aggregate principal amount, which Notes shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date and any Notes shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.

With respect to any Notes, the Company shall set forth in a Board Resolution of the Board of Directors and a Company Order, a copy of each which shall be delivered to the Trustee, the following information:

(1)	the aggregate principal amount of such Notes to be authenticated and delivered pursuant to this Indenture; and

(2)	the issue price, the issue date and the CUSIP number of such Additional Notes.

The Trustee shall have the right to decline to authenticate and deliver any Additional Notes under this Section 3.12 if the Trustee determines that such action may not lawfully be taken by the Company or if the Trustee in good faith by its Responsible Officers shall determine that such action would likely expose the Trustee to personal liability to existing Holders.

(C) The following shall be added to the Base Indenture as Section 3.13:

Section 3.13 Book Entry Provisions for Global Securities.

(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Appendix A.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security and the Security Registrar has received a request from the Depositary.

(c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 3.13(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

(f) In connection with any transfer of a portion of the beneficial interest in a Global Security to beneficial owners who are required to or request to hold certificated securities, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more certificated Securities of like tenor and amount, in all cases in accordance with the Applicable Procedures.

(g) In connection with any transfer of a certificated Security to a beneficial owner who wishes to hold the Security as a beneficial interest in a Global Security, the Security Registrar shall cancel the certificated Security and cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the certificated Security to be exchanged and shall credit to the account of the Person specified in the instructions a beneficial interest in the Global Security equal to the principal amount of the certificated Security so canceled, all in accordance with the Applicable Procedures.

(h) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(i) Neither the Trustee nor any agent of the Trustee shall have any responsibility for any actions taken or not taken by the Depositary.

4	Changes to Article 4 of the Base Indenture: Satisfaction and Discharge

(A) Section 4.1 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 4.1 Satisfaction and Discharge of Indenture.

Upon the direction of the Company by a Company Order, this Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for, rights, obligations, duties and immunities of the Trustee set forth in the last paragraph of this Section and any right to receive Additional Amounts, as provided in Section 10.4), and the Trustee, pursuant to a Company Order and at the expense of the Company, shall execute proper instructions acknowledging satisfaction and discharge of this Indenture, when

(a) either:

(i) all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation

(1) have become due and payable by reason of the mailing of a notice of redemption or otherwise, or

(2) will become due and payable at their Stated Maturity within one year, or

(3) have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor, in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in United States dollars sufficient to pay and discharge, or U.S. Government Obligations, maturing as to principal and paying interest in such amounts and at such times as will insure the availability of cash sufficient to pay and discharge, the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, and any Additional Amounts with respect thereto, to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b) the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Independent Counsel, each stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture (other than that resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous depositing relating to other Debt and, in each case, the granting of Liens in connection therewith) or any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (except for such agreements or instruments which will be terminated or otherwise discharged substantially contemporaneously with, other than with respect to notice provisions, such deposit).

In the event there are Securities of two or more series hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so by Company Order with respect to Securities of all series as to which it is Trustee and if the other conditions thereto are met. In the event there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.7 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 shall survive such satisfaction and discharge.

5	Changes to Article 5 of the Base Indenture: Remedies

Set forth below are the changes to Article 5 of the Base Indenture: Remedies:

(A) Sections 5.1, 5.2, 5.3 and 5.7 of the Base Indenture shall be deleted in their entirety and replaced with the following:

Section 5.1 Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days, whether or not prohibited by the subordination provisions of this Indenture;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, required repurchase or otherwise) whether or not prohibited by the subordination provisions of this Indenture;

(c) (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii) of this clause (c)) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Securities; or (ii) there shall be a default in the performance or breach of the provisions of Article Eight;

(d) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Significant Restricted Subsidiary then has outstanding Debt in excess of $100,000,000 in principal amount, individually or in the aggregate, and either (i) such default results from the failure to pay such Debt at its stated final maturity or (ii) such default or defaults have resulted in the acceleration of the final stated maturity of such Debt;

(e) any Guarantee by any Significant Restricted Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid, or such Significant Restricted Subsidiary, or any Person acting on its behalf, shall deny or disaffirm in writing its obligations under its Guarantee, except to the extent contemplated by this Indenture and any such Guarantee;

(f) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $100,000,000, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), shall be rendered against the Company or any Significant Restricted Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

(g) there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their respective affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(h) (i) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Company or any Significant Restricted Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors (3) admits in writing its inability to pay its debts generally as they become due or (v) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (h).

Section 5.2 Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Sections 5.1(g) and (h) with respect to the Company) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities). Upon any such declaration, such principal, premium, if any, and interest (i) shall become due and payable immediately or (ii) if the Credit Agreement is in effect, shall become due and payable upon the first to occur of an acceleration under the Credit Agreement or five Business Days after receipt of written notice of such declaration by the Company and the Senior Representative with respect to the Credit Agreement. If an Event of Default specified in clause (g) or (h) of Section 5.1 with respect to the Company occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

After a declaration of acceleration with respect to the Securities, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

(ii) all overdue interest on all Outstanding Securities,

(iii) the principal of and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

(iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 5.3	Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor covenant that if

(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b) default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor shall, subject to Articles Thirteen and Fourteen, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 5.12. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.7 Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) the Trustee has failed to institute such proceeding within 15 days after receipt of such notice; and

(e) the Trustee, within such 15-day period, has not received directions inconsistent with such written request by the Holders of a majority in principal amount of the Outstanding Securities;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

The foregoing limitations do not, however, apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

(B) The following Sections shall be added to Article 5 of the Base Indenture in their corresponding numerical sequence:

Section 5.15 Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they shall not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

6	Changes to Article 6 of the Base Indenture:	The Trustee
7 8
[Reserved.]
Changes to Article 7 of the Base Indenture: Holders’ Lists and Reports by Trustee and Company
[Reserved.]
Changes to Article 8 of the Base Indenture: Consolidation, Merger, Sale, Lease or Conveyance

Set forth below are the changes to Article 8 of the Base Indenture: Consolidation, Merger, Sale, Lease or Conveyance:

(A) Section 8.1 and Section 8.2 of the Base Indenture shall be deleted in their entirety and replaced with the following:

Section 8.1 Company and Guarantors May Consolidate, etc., Subject to Certain Conditions.

(a) The Company shall not, in a single transaction or through a series of related transactions directly or indirectly, (1) consolidate with or merge with or into any other Person, or (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(i) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation, limited liability company, partnership, limited liability partnership or similar entity duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture and the Securities and this Indenture shall remain in full force and effect as so supplemented;

(ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Debt not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iii) immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), either (A) the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) could incur $1.00 of additional Debt (other than Permitted Debt) under Section 10.8 or (B) the Consolidated Fixed Charge Coverage Ratio for the Company (or the Surviving Entity if the Company is not the continuing obligor hereunder) would be equal to or greater than such ratio for the Company immediately prior to such transaction;

(iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and under the Securities;

(v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 10.11 are complied with;

(vi) if the Surviving Entity is not organized as a corporation after such transaction, a Restricted Subsidiary that is a corporation shall be a co-obligor of the Securities pursuant to a supplemental indenture to this Indenture in a form reasonably satisfactory to the Trustee; and

(vii) at the time of the transaction the Company or the Surviving Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect of such transaction comply with this Indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) Each Guarantor shall not, and the Company shall not permit a Guarantor to, in a single transaction or through a series of related transactions directly or indirectly, (1) consolidate with or merge with or into any other Person (other than the Company or any Guarantor), or (2) sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(i) either:

(x) either (a) the Guarantor will be the continuing corporation (in the case of a consolidation or merger involving the Guarantor) or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) is duly organized and validly existing under the laws of the United States of America, any state of the United States of America or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and, this Indenture and such Guarantee, and this Indenture shall remain in full force and effect; or

(y) such consolidation or merger or such sale, assignment, conveyance, transfer, lease or other disposition complies with Section 10.12 hereof;

(ii) immediately after giving effect to such transaction, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; and

(iii) at the time of the transaction the Company, such Guarantor or the Surviving Guarantor Entity shall have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof (if applicable) comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(c) Notwithstanding the foregoing, the provisions of Section 8.1(b) shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with paragraph (d) under Section 10.13.

(d) Clauses (ii) and (iii) of Section 8.1(a) and clause (ii) of Section 8.1(b) shall not apply to (x) any consolidation or merger or sale, assignment, conveyance, transfer, lease or other disposition of assets between or among the Company and any of its Restricted Subsidiaries, or (y) any consolidation or merger of the Company or any of the Guarantors with or into an Affiliate incorporated in the United States, solely for the purpose of changing the entity’s jurisdiction of incorporation or tax status.

Section 8.2 Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor, if any, in accordance with Section 8.1, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the related Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be; provided that in the case of a transfer by lease the predecessor shall not be released from the payment of principal and interest on the Securities or its Guarantee, as the case may be.

9	Changes to Article 9 of the Base Indenture: Supplemental Indentures

Set forth below are the changes to Article 9 of the Base Indenture: Supplemental Indentures:

(A) Sections 9.1 and 9.2 of the Base Indenture shall be deleted in their entirety and replaced with the following:

Section 9.1 Supplemental Indentures and Agreements without Consent of Holders.

Notwithstanding Section 9.2 of this Indenture, without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a) to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders, or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

(c) to cure any ambiguity, or to correct or supplement any provision herein or in any supplemental indenture, the Securities or any Guarantee which may be defective or inconsistent with any other provision herein or in the Securities or any Guarantee;

(d) to make any change that would provide any additional rights or benefits to the Holders of the Securities;

(e) to make any other provisions with respect to matters or questions arising under this Indenture, the Securities or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the Holders in any material respect;

(f) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(g) to add a Guarantor or Guarantors of the Securities pursuant to the requirements of Section 10.13 hereof or otherwise or to release any Guarantor in accordance with the terms of this Indenture;

(h) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(i) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s or any Guarantor’s Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise;

(j) provide for the issuance of Additional Securities under this Indenture in accordance with the limitations set forth herein;

(k) comply with the rules of any applicable securities depositary; or

(l) conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section of the prospectus supplement relating to the Notes.

Section 9.2 Supplemental Indentures and Agreements with Consent of Holders.

Except as permitted by Section 9.1, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee in form and substance satisfactory to the Trustee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.19); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any Redemption Date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); provided that any amendment to the minimum notice requirement for a redemption of some or all of the Notes may be made with the consent of the holders of a majority in aggregate principal amount of then outstanding notes.

(b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(c) modify any of the provisions of this Section 9.2 or Section 5.13 or 10.19, except to increase the percentage of such Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;

(d) except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder;

(e) amend or modify any of the provisions of this Indenture relating to the subordination of the Securities or any Guarantee in any manner adverse to the Holders of the Securities or any Guarantee; or

(f) after the Company’s obligation to purchase Securities arises under this Indenture, amend, change or modify in any material respect the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with Section 10.12 or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with Section 10.14, including, in each case, amending, changing or modifying any definitions relating thereto but only to the extent such definitions relate thereto.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

(B) The following Sections shall be added to Article 9 of the Base Indenture in their corresponding numerical sequence as follows:

Section 9.7 Notice of Supplemental Indentures.

Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.2, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.6, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail or otherwise deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.8 Rights of Holders of Senior Debt.

No amendment, modification or waiver of this Indenture or the Securities shall adversely affect the rights of any holder of Senior Debt or Senior Guarantor Debt under the subordination provisions included in Article Thirteen of this Indenture without the consent of such holder.

10	Changes to Article 10 of the Base Indenture: Covenants

Set forth below are the changes to Article 10 of the Base Indenture: Covenants:

(A) The following Sections shall be added to Article 10 of the Base Indenture in their corresponding numerical sequence as follows:

Section 10.6 Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Significant Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Significant Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 10.7 Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries shown to be due on any return of the Company or any of its Restricted Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Restricted Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries, except for any Lien permitted to be incurred under Section 10.11, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Notwithstanding anything to the contrary contained in this Indenture, the Company and its Restricted Subsidiaries may, to the extent required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments under this Indenture.

Section 10.8 Limitation on Debt.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, “incur”), any Debt (including any Acquired Debt), unless such Debt is incurred by the Company or any Guarantor and, in each case, the Company’s Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Debt taken as one period is at least equal to or greater than 2.00:1.

(b) Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the “Permitted Debt”):

(i) Debt of the Company or any Restricted Subsidiary under the Credit Agreement, any Credit Facility or the U.K. Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $1,900,000,000 in any case under these agreements or in respect of letters of credit under these agreements;

(ii) Debt of the Company or any Restricted Subsidiary under any Inventory Facility;

(iii) Debt of the Company pursuant to the Securities issued on the Issue Date and Debt of any Guarantor pursuant to a Guarantee of such Securities;

(iv) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in this definition of “Permitted Debt;”

(v) Debt of the Company owing to a Restricted Subsidiary; provided that any Debt of the Company owing to a Restricted Subsidiary that is not a Guarantor is unsecured and is subordinated in right of payment from and after such time as the Securities shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company’s obligations under the Securities; provided, further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an incurrence of such Debt by the Company or other obligor not permitted by this clause (v);

(vi) Debt of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary; provided that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an incurrence of such Debt by the obligor not permitted by this clause (vi);

(vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 10.13;

(viii) obligations of the Company or any Restricted Subsidiary (a) pursuant to Interest Rate Agreements related to Debt as long as such obligations do not exceed the aggregate principal amount of such Debt then outstanding, (b) under any Currency Hedging Agreements; provided, however, that such Currency Hedging Agreements do not increase the Debt or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable under such Currency Hedging Agreements or (c) under any Commodity Price Protection Agreements which do not increase the amount of Debt or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable under such Commodity Price Protection Agreements, and guarantees by Guarantors in respect thereof; provided that in the case of each of clauses (a), (b) and (c) such agreements are not entered into for speculative purposes;

(ix) (a) Debt of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Debt incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction, improvement or development of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed the greater of (i) $300,000,000 and (ii) 4% of the Company’s Consolidated Total Assets outstanding at any time; provided that the principal amount of any Debt permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed; and (b) Debt consisting of obligations incurred under mortgage facilities of the Company and any Restricted Subsidiary in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding;

(x) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets;

(xi) Debt incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, including letters of credit in respect of workers’ compensation claims, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing or incurrence or supported under the Credit Agreement, the U.K. Credit Agreement or any Credit Facility;

(xii) Debt of Foreign Subsidiaries in the aggregate amount outstanding pursuant to this clause (xii) at any time not to exceed (x) $600,000,000 plus (y) 10% of the Consolidated Tangible Assets of the Company;

(xiii) guarantees by the Company or a Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary that was permitted to be incurred under this Section 10.8;

(xiv) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a “refinancing”) of any Debt incurred pursuant to paragraph (a) above or clauses (iii), (iv) and this clause (xiv) of this Section 10.8(b), including any successive refinancings so long as: (A) the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Debt being refinanced; (B) the aggregate principal amount of Debt represented thereby (or if such Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity of such Debt, the original issue price of such Debt plus any accreted value attributable thereto since the original issuance of such Debt) does not exceed the initial principal amount of such Debt plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Debt being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of the expenses of the Company incurred in connection with such refinancing; (C) in the case of any refinancing of Debt that is Subordinated Debt, such new Debt is made subordinated to the Securities at least to the same extent as the Debt being refinanced; and (D) in the case of Pari Passu Debt or Subordinated Debt, as the case may be, such new Debt (x) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of (i) the Securities or (ii) the Debt to be refinanced, and (y) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of (i) the Securities or (ii) the Debt to be refinanced;

(xv) Debt of the Company or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five Business Days of incurrence;

(xvi) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xvii) (x) Debt incurred or issued by the Company or any of its Restricted Subsidiaries to finance an acquisition and/or (y) Acquired Debt of the Company or any of its Restricted Subsidiaries; provided that after giving effect to such acquisition and the incurrence of such Debt, either (A) the Company can incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of this Section 10.8, or (B) in the case of clause (y) only, the Company’s Consolidated Fixed Charge Coverage Ratio would be equal to or greater than that in effect immediately prior to such acquisition;

(xviii) Debt of the Company to the extent the net proceeds thereof are promptly deposited to satisfy and discharge or to defease the Securities as described in Article Four or Article Fifteen hereof, respectively;

(xix) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or a Restricted Subsidiary of the Company; provided that any subsequent transfer of any such             shares of Preferred Stock (except to the Company or a Restricted Subsidiary or a pledge to a lender under a Credit Facility, provided that such lender has not commenced an enforcement action with respect thereto) shall be deemed to be an issuance of Preferred Stock that was not permitted by this clause (xix); and

(xx) Debt of the Company and its Restricted Subsidiaries, in addition to that described in clauses (i) through (xix) above, and any renewals, extensions, substitutions, refinancings or replacements of such Debt, so long as the aggregate principal amount of all such Debt shall not exceed $300,000,000 outstanding at any one time in the aggregate.

For purposes of determining compliance with this Section 10.8, in the event that an item of Debt meets the criteria of more than one of the types of Debt described in clauses (i) through (xx) above or is entitled to be incurred pursuant to paragraph (a) of this Section 10.8, the Company in its sole discretion may classify or reclassify such item of Debt and only be required to include the amount of such Debt as one of such types. Accrual of interest, accretion or amortization of original issue discount and the payment of interest on any Debt in the form of additional Debt with the same terms, and the payment of dividends on any Redeemable Capital Stock or Preferred Stock in the form of additional shares of the same class of Redeemable Capital Stock or Preferred Stock shall not be deemed to be an incurrence of Debt for purposes of this Section 10.8 provided, in each such case, that the amount thereof as accrued over time is included in the Consolidated Fixed Charge Coverage Ratio of the Company.

Debt permitted by this Section 10.8 need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this Section 10.8 permitting such Debt.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Debt denominated in a foreign currency, the U.S. dollar-equivalent principal amount of such Debt incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Debt was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is incurred to extend, replace, refund, refinance, renew or defease other Debt denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being extended, replaced, refunded, refinanced, renewed or defeased.

Except as provided in the prior paragraph, the principal amount of any Debt incurred to extend, replace, refund, refinance, renew or defease other Debt, if incurred in a different currency from the Debt being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

Section 10.9 Limitation on Restricted Payments.

(a) The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly:

(i) pay any dividend on, or make any distribution to holders of, any shares of the Company’s Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

(ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, Capital Stock of the Company or any direct or indirect parent of the Company or options, warrants or other rights to acquire such Capital Stock;

(iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Debt, except a repurchase, redemption, defeasance or retirement within one year of final maturity thereof;

(iv) pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary (1) organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock or (2) on a pro rata basis to all stockholders of such Restricted Subsidiary); or

(v) (make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, “Restricted Payments”) (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred), unless (1) immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (2) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Debt (other than Permitted Debt) under Section 10.8 herein; and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Reference Date and all Designation Amounts does not exceed the sum of:

(A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company’s fiscal quarter in which the Reference Date occurred and ending on the last day of the Company’s last fiscal quarter ending prior to the date of the Restricted Payment, or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss;

(B) the aggregate net proceeds (including the Fair Market Value of property other than cash) received after the Reference Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock (except, in each case, for transactions described in clause (C) or (D) of this paragraph (a) and to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Debt as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(C) the aggregate Net Cash Proceeds received after the Reference Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(D) the aggregate Net Cash Proceeds received after the Reference Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Reference Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock, the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

(E) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Reference Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company’s interest in such Subsidiary, provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary; and

(F) any amount which previously qualified as a Restricted Payment on account of any guarantee entered into by the Company or any Restricted Subsidiary; provided that such guarantee has not been called upon and the obligation arising under such guarantee no longer exists.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (xiv) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (xiv) being referred to as a “Permitted Payment”):

(i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section 10.9 and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a “Permitted Payment” for purposes of the calculation required by paragraph (a) of this Section 10.9;

(ii) the repurchase, redemption, or other acquisition or retirement for value of any             shares of any class of Capital Stock of the Company in exchange for, including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip, or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 10.9;

(iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Debt or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such             shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 10.9;

(iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Debt (other than Redeemable Capital Stock) (a “refinancing”) through the substantially concurrent issuance of new Subordinated Debt of the Company, but only to the extent that any such new Subordinated Debt: (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Debt provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Debt being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Debt, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of (x) the Securities or (y) the Subordinated Debt to be refinanced; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of (x) the Securities or (y) the Subordinated Debt to be refinanced; and (4) is expressly subordinated in right of payment to the Securities at least to the same extent as the Subordinated Debt to be refinanced;

(v) the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from future, present or former directors, officers, employees or consultants of the Company or any Restricted Subsidiary in an amount not to exceed $20,000,000 in the aggregate in any calendar year (and any portion of such $20,000,000 not used in any calendar year may be carried forward); provided that such amount may be increased by an amount not to exceed the cash proceeds from the sale of Capital Stock of the Company to directors, officers, employees or consultants of the Company or any of its Subsidiaries that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such purchase, repurchase, redemption, retirement or other acquisition shall not increase the amount available for Restricted Payments under clause (iii) of the immediately preceding paragraph), plus

(vi) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;

(vii) the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment;

(viii) the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), of an acquisition to the extent such payment would have been permitted by this Indenture at the time of such acquisition;

(ix) the repurchase of Capital Stock of the Company issued to sellers of businesses acquired by the Company or its Restricted Subsidiaries or in connection with joint ventures or other business transactions, in an amount not to exceed $50,000,000 during the term of this Indenture;

(x) the payment of dividends on the Company’s shares of Common Stock in the aggregate amount per fiscal year equal to $1.25 per share for each share of Common Stock (or any securities convertible into Common Stock to the extent they are entitled to such a dividend) of the Company outstanding as of the applicable record date for such dividends (as such $1.25 shall be adjusted for specified changes in the capitalization of the Company upon recapitalizations, reclassifications, stock splits, stock dividends, reverse stock splits, stock consolidations and similar transactions);

(xi) the repurchase of Capital Stock deemed to occur upon (a) exercise of stock options to the extent that shares of such Capital Stock represent a portion of the exercise price of such options and (b) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Company or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(xii) the payment of dividends or distributions by UAG Connecticut I, LLC pursuant to the First Amended and Restated LLC Agreement, dated April 1, 2003, relating to UAG Connecticut I, LLC;

(xiii) the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of convertible debt securities of the Company or its Restricted Subsidiaries;

(xiv) other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (xiv), does not exceed $175,000,000; and

(xv) Restricted Payments made, if at the time of making such Restricted Payments, and after giving effect thereto (including, without limitation, the incurrence of any Debt to finance such Restricted Payment), the Company’s Consolidated Total Leverage Ratio would not exceed 2.00 to 1.

(c) For purposes of determining compliance with this Section 10.9, in the event that a Restricted Payment permitted pursuant to this Section 10.9 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (i) through (xv) of paragraph (b) above or one or more clauses of the definition of Permitted Investments, the Company shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 10.9, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 10.9 or of the definition of Permitted Investments, except that the Company may not reclassify any Restricted Payments as having been made under clause (xv) above if originally made under another clause of paragraph (b) of this covenant or under paragraph (a) of this covenant.

Section 10.10 Limitation on Transactions with Affiliates.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions involving aggregate consideration in excess of $10,000,000 (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and: (a) such transaction or series of related transactions is on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm’s-length dealings with an unrelated third party, (b) with respect to any transaction or series of related transactions involving aggregate value in excess of $10,000,000, either (1) the Company delivers an Officer’s Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or (2) such transaction or series of related transactions is approved by either (A) a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (B) the audit committee of the board of directors of the Company, which shall consist entirely of Disinterested Directors and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $25,000,000, either (i) such transaction or series of related transactions has been approved by either (x) a majority of the Disinterested Directors of the Board of Directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the Board of Directors of the Company, which shall consist entirely of Disinterested Directors, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to (i) compensation and employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business; (ii) any transaction permitted as a Restricted Payment or Permitted Investment pursuant to Section 10.9; (iii) the payment of customary fees to directors of the Company and its Restricted Subsidiaries; (iv) any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements; (v) loans or advances to officers of the Company in the ordinary course of business not to exceed $1,000,000 in any calendar year; (vi) agreements and transactions with customers, clients, suppliers or purchasers and sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with this Indenture, which are fair to the Company or its Restricted Subsidiaries, or are on terms, taken as a whole, at least as favorable as might reasonably have been obtained at that time from a Person who is not an Affiliate of the Company; (vii) transactions with joint ventures entered into in the ordinary course of business, provided that no other Affiliate of the Company (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture; (viii) any sale, issuance or award of Qualified Capital Stock of the Company; (ix) any transaction with any Person (x) that is not an Affiliate of the Company immediately before the consummation of such transaction that becomes an Affiliate of the Company as a result of such transaction or (y) that is an Affiliate of the Company solely because the Company, directly or indirectly, owns Capital Stock in, or controls, such Person; or (x) any transactions undertaken pursuant to any contractual obligations in existence on the Issue Date (as in effect on the Issue Date) or otherwise disclosed in the prospectus supplement (or in any document incorporated by reference therein) and any renewals, replacements or modifications of such obligations (pursuant to new transactions or otherwise) on terms no less favorable than could be received from an unaffiliated third party.

Section 10.11 Limitation on Liens.

The Company shall not, and shall not cause or permit any Restricted Subsidiary to, directly or indirectly, (a) create, incur or affirm any Lien of any kind securing any Pari Passu Debt or Subordinated Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or (b) assign or convey any right to receive any income or profits from such Liens, unless the Securities or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Debt, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Debt) the obligation or liability secured by such Lien except for Permitted Liens. Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this Section 10.11 shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Debt or the Subordinated Debt described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as the holders of all such Debt also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

Section 10.12 Limitation on Sale of Assets.

(a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 75% of the consideration from such Asset Sale consists of (A) cash or Cash Equivalents, (B) the assumption of Senior Debt or Senior Guarantor Debt or other liabilities (other than Subordinated Debt) by the party acquiring the assets from the Company or any Restricted Subsidiary, (C) Replacement Assets, (D) Designated Noncash Consideration, or (E) a combination of any of the foregoing; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale; provided that any notes, securities or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted, sold or exchanged by the Company or such Restricted Subsidiary into cash at Fair Market Value within 90 days after receipt shall be deemed to be cash for purposes of this provision.

(b) If: (A) all or a portion of the Net Cash Proceeds of any Asset Sale are not applied to (1) the permanent repayment of any term Senior Debt or Senior Guarantor Debt then outstanding, (2) the repayment of any outstanding borrowings under any revolving credit facilities constituting Senior Debt or Senior Guarantor Debt and the corresponding reduction of commitments with respect thereto, or (3) the permanent reduction of Debt of a Restricted Subsidiary that is not a Guarantor, or (B) no such Senior Debt or Senior Guarantor Debt which requires prepayment is then outstanding (or such prepayment is waived), then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used to prepay Senior Debt or Senior Guarantor Debt or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes “Excess Proceeds.” The Company or such Restricted Subsidiary shall be deemed to have complied with its obligations under this Section 10.12(b) if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Cash Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Cash Proceeds; provided that upon any abandonment or termination of such commitment, the Net Cash Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth below.

(c) When the aggregate amount of Excess Proceeds exceeds $50,000,000, the Company shall apply the Excess Proceeds to the repayment of the Securities and any other Pari Passu Debt outstanding with similar provisions requiring the Company to make an offer to purchase such Debt with the proceeds from any Asset Sale as follows: (A) the Company shall make an offer to purchase (an “Offer”) from all holders of the Securities in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed in amounts of $2,000 and integral multiples of $1,000 in excess thereof) of Securities that may be purchased out of an amount (the “Security Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Securities, and the denominator of which is the sum of the outstanding principal amount of the Securities and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Securities tendered); and (B) to the extent required by such Pari Passu Debt to permanently reduce the principal amount of such Pari Passu Debt, the Company shall make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Security Amount. However, in no event shall the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt. The offer price for the Securities shall be payable in cash in an amount equal to 100% of the principal amount of the Securities plus accrued and unpaid interest, if any, to the date (the “Offer Date”) such Offer is consummated (the “Offered Price”), in accordance with the procedures set forth herein. To the extent that the aggregate Offered Price of the Securities tendered pursuant to the Offer is less than the Security Amount relating to the tendered Securities or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Securities to be purchased on a pro rata basis; provided, that, in the case of Securities issued in global form, beneficial interests in such Securities shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the applicable procedures of the Depositary; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Securities tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(d) If the Company becomes obligated to make an Offer pursuant to paragraph (c) above, the Securities (in amounts of $2,000 and integral multiples of $1,000 in excess thereof) and the Pari Passu Debt shall be purchased by the Company, at the option of the holders thereof, in whole or in part, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

(e) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.12 by virtue of such compliance.

(f) Subject to paragraph (e) above, within 30 days after the date on which the amount of Excess Proceeds equals or exceeds $50,000,000, the Company shall send or cause to be sent by first-class mail, postage prepaid (or such other method prescribed by DTC or any other Depositary), to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating or including:

(i) that the Holder has the right to require the Company to repurchase, subject to proration, such Holder’s Securities at the Offered Price;

(ii) the Offer Date;

(iii) the instructions a Holder must follow in order to have his Securities purchased in accordance with paragraph (c) of this Section;

(iv) Offered Price;

(v) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;

(vi) that Securities must be surrendered prior to the Offer Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.2 to collect payment;

(vii) that any Securities not tendered will continue to accrue interest and that unless the Company defaults in the payment of the Offered Price, any Security accepted for payment pursuant to the Offer will cease to accrue interest on and after the Offer Date;

(viii) the procedures for withdrawing a tender; and

(ix) that the Offered Price for any Security which has been properly tendered and not withdrawn and which has been accepted for payment pursuant to the Offer will be paid promptly following the Offer Date.

(g) Holders electing to have Securities purchased hereunder shall be required to surrender such Securities at the address specified in the notice prior to the Offer Date. Holders shall be entitled to withdraw their election to have their Securities purchased pursuant to this Section 10.12 if the Company receives, not later than one Business Day prior to the Offer Date, a telex, facsimile transmission or letter setting forth (1) the name of the Holder, (2) the certificate number of the Security in respect of which such notice of withdrawal is being submitted, (3) the principal amount of the Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which his election is to be withdrawn, (4) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased, and (5) the principal amount, if any, of such Security (which shall be $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original notice of the Offer and that has been or shall be delivered for purchase by the Company.

(h) The Company shall (i) not later than the Offer Date, accept for payment Securities or portions thereof tendered pursuant to the Offer, (ii) not later than 10:00 a.m. (New York time) on the Offer Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Offer Date) sufficient to pay the aggregate Offered Price of all the Securities or portions thereof which are to be purchased on that date and (iii) not later than 10:00 a.m. (New York time) on the Offer Date, deliver to the Paying Agent an Officer’s Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Offered Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. For purposes of this Section 10.12, the Company shall choose a Paying Agent which shall not be the Company.

Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest, if any, thereon, held by them for the payment of the Offered Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company with the Trustee in respect of an Offer exceeds the aggregate Offered Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Offer Date the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

(i) Securities to be purchased shall, on the Offer Date, become due and payable at the Offered Price and from and after such date (unless the Company shall default in the payment of the Offered Price) such Securities shall cease to bear interest. Such Offered Price shall be paid to such Holder promptly following the later of the Offer Date and the time of delivery of such Security to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Offered Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Offer Date shall be payable to the Person in whose name the Securities (or any Predecessor Securities) is registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.7; provided, further, that Securities to be purchased are subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Securities tendered for purchase, with such adjustments as may be appropriate by the Trustee so that only Securities in denominations of $2,000 or integral multiples of $1,000 in excess thereof, shall be purchased. If any Security tendered for purchase shall not be so paid upon surrender thereof by deposit of funds with the Trustee or a Paying Agent in accordance with paragraph (h) above, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Offer Date at the rate borne by such Security. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased. The Company shall publicly announce the results of the Offer on or as soon as practicable after the Offer Date.

(j) If the Offer Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, to the Offer Date, shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders pursuant to the Offer.

Section 10.13 Future Guarantees.

(a) The Company shall not cause any future Domestic Subsidiary that is a Wholly Owned Restricted Subsidiary (and any non-Wholly Owned Restricted Subsidiary that is a Domestic Subsidiary if such Domestic Subsidiary guarantees capital markets debt securities of the Company or a Guarantor, including the 5.75% Notes and the 5.375% Notes), other than a Guarantor, directly or indirectly, to become a guarantor or an obligor with respect to any other Debt of the Company or any Subsidiary thereof incurred in the United States, unless such Subsidiary (a “Future Guarantor”) becomes a Guarantor under this Indenture at the times set forth below, except that (1) if such Debt is by its terms Senior Debt, any such assumption, guarantee or other liability of such Subsidiary with respect to such Debt shall be senior to such Subsidiary’s Guarantee of the Securities to the same extent as such Senior Debt is senior to the Securities; and (2) if such Debt is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Subsidiary with respect to such Debt shall be subordinated to such Subsidiary’s Guarantee of the Securities at least to the same extent as such Debt is subordinated to the Securities.

(b) Notwithstanding paragraph (a) above, any Non-Guarantor Restricted Subsidiary shall not be required to become a Future Guarantor under this Indenture if the Consolidated Tangible Assets of such Non-Guarantor Restricted Subsidiary, together with the Consolidated Tangible Assets of all other Non-Guarantor Restricted Subsidiaries, as of the date of the most recent quarterly or annual financial statements of the Company which are available, does not exceed, in the aggregate, 2% of the Consolidated Tangible Assets of the Company. To the extent that the collective Consolidated Tangible Assets of the Non-Guarantor Restricted Subsidiaries, as of the date of the creation of, acquisition of or Investment in a Non-Guarantor Restricted Subsidiary or as of the date of the most recent quarterly or annual financial statements of the Company which are available, exceeds 2% of the Consolidated Tangible Assets of the Company, the Company shall cause one or more of such Non-Guarantor Restricted Subsidiaries to become a Future Guarantor under this Indenture in accordance with the provisions of this covenant, such that the collective Consolidated Tangible Assets of all remaining Non-Guarantor Restricted Subsidiaries does not exceed 2% of the Consolidated Tangible Assets of the Company.

(c) The Company shall not be required to cause any Future Guarantors to become Guarantors until the earlier of such time as (A) the aggregate Consolidated Equity of all such future Domestic Subsidiaries who have not become Guarantors, but are required to become Future Guarantors pursuant to paragraph (a) or (b) above, equals or exceeds $75,000,000 and (B) twelve months shall have elapsed since the Company last caused Future Guarantors to become Guarantors under this Indenture. Up to a maximum of once per fiscal quarter, the Company shall cause each Subsidiary thereof that is required to become a Future Guarantor pursuant to paragraph (a) or (b) above to (1) execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a party to this Indenture and thereby unconditionally guarantee all of the Company’s obligations under the Securities and this Indenture on the terms set forth therein and (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary of the Company and constitutes a valid, binding and enforceable obligation of such Subsidiary (which opinion may be subject to customary assumptions and qualifications). Thereafter, such Subsidiary of the Company shall (unless released in accordance with the terms of this Indenture) be a Guarantor for all purposes of this Indenture.

(d) Notwithstanding the foregoing, each Guarantee by a Guarantor of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon: (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all or a majority of the Company’s Capital Stock in, or all or substantially all the assets of, such Guarantor, which transaction is in compliance with the terms of this Indenture and pursuant to which transaction such Guarantor is released from all guarantees, if any, by it of other Debt of the Company or any of its Subsidiaries; (ii) the release by the holders of the other Debt of the Company of their guarantee of Debt by such Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as (A) no other Debt of the Company has been guaranteed by such Subsidiary, or (B) the holders of all such other Debt of the Company or another Subsidiary which is guaranteed by such Subsidiary also release their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Debt); (iii) the Company properly designating such Guarantor as a Non-Guarantor Restricted Subsidiary; provided that such Restricted Subsidiary is not required to issue a Guarantee of the Securities pursuant to paragraph (a) or (b) above; (iv) the Company properly designating such Subsidiary as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or (v)  the Company’s obligations under this Indenture being discharged in accordance with Section 4.1 or the Company exercising its legal defeasance option or covenant defeasance option under Article Fifteen.

Section 10.14 Purchase of Securities upon a Change of Control.

(a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Company purchase such Holder’s Securities in whole or in part in amounts of $2,000 or integral multiples of $1,000 in excess thereof, at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”), pursuant to the offer described below in this Section 10.14 (the “Change of Control Offer”) and in accordance with the other procedures set forth in this Section 10.14.

(b) Within 30 days of any Change of Control or, at the Company’s option, prior to such Change of Control but after it is publicly announced, the Company shall notify the Trustee and give written notice (a “Change of Control Purchase Notice”) of such Change of Control to each Holder, by first-class mail, postage prepaid (or such other method prescribed by DTC or any other Depositary), at his address appearing in the Security Register, stating among other things:

(i) that a Change of Control has occurred or will occur, the date of such event, and that such Holder has the right to require the Company to repurchase such Holder’s Securities at the Change of Control Purchase Price;

(ii) the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

(iii) that the Change of Control Offer is being made pursuant to this Section 10.14 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price;

(iv) the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; provided that the Change of Control Purchase Date may not occur prior to the Change of Control;

(v) the Change of Control Purchase Price;

(vi) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.2;

(vii) that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.2 to collect payment;

(viii) that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Purchase Date;

(ix) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

(x) that any Security not tendered will continue to accrue interest; and

(xi) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date.

(c) Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.7. If any Security tendered for purchase in accordance with the provisions of this Section 10.14 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security. Holders electing to have Securities purchased shall be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date. Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(d) The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date and (iii) not later than 10:00 a.m. (New York time) on the Change of Control Purchase Date, deliver to the Paying Agent an Officer’s Certificate stating the Securities or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date. For purposes of this Section 10.14, the Company shall choose a Paying Agent which shall not be the Company.

(e) A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, a telex, facsimile transmission or letter, specifying, as applicable:

(i) the name of the Holder;

(ii) the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(iii) the principal amount of the Security (which shall be an amount of $2,000 or an integral multiple of $1,000 in excess thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(iv) a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

(v) the principal amount, if any, of such Security (which shall be an amount of $2,000 or an integral multiple of $1,000 in excess thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f) Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that, (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g) The Company shall comply, to the extent applicable, with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 10.14, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 10.14 by virtue of such compliance.

(h) Notwithstanding the foregoing, the Company shall not be required to make a Change of Control Offer upon a Change of Control if (x) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer or (y) a notice of redemption has been given for all of the Securities pursuant to Article Eleven hereof, unless and until there is a Default in payment of the applicable Redemption Price.

(i) If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest, if any, to the Change of Control Purchase Date, shall be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders pursuant to the Change of Control Offer.

Section 10.15	[RESERVED].

Section 10.16	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits, (ii) pay any Debt owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary, or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary; except: (a) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date (including without limitation the Credit Agreement and the U.K. Credit Agreement in effect on the Issue Date); (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (c) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided, however, that the restrictions are applicable only to such Restricted Subsidiary or assets; (d) any encumbrance or restriction existing under or by reason of applicable law or any requirement of any regulatory body; (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (f) any encumbrance or restriction pursuant to agreements with Manufacturers, dealerships or franchisees; (g) any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property; (h) any encumbrances or restrictions in security agreements securing Debt of a Subsidiary (including any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with Section 10.11) that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt is repaid; (i) any encumbrance or restriction pursuant to Inventory Facilities customary for inventory and floor plan financing in the automobile industry; (j) any encumbrance related to assets acquired by or merged into or consolidated with the Company or any Restricted Subsidiary so long as such encumbrance was not entered into in contemplation of the acquisition, merger or consolidation transaction; (k) customary non-assignment provisions contained in (1) any lease governing a leasehold interest or (2) any supply, license or other agreement entered into in the ordinary course of business of the Company or any of its Restricted Subsidiaries; (l) Liens securing Debt otherwise permitted to be incurred under the provisions of Section 10.11 herein that limit the right of the debtor to dispose of the assets subject to such Liens; (m) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; (n) restrictions contained in other Debt or Preferred Stock of the Company or any Restricted Subsidiary permitted to be incurred after the Issue Date pursuant to the provisions of Section 10.8 or other agreements arising in the ordinary course of business and not related to Debt, provided that such restrictions shall not materially affect the ability of the Company to make principal and interest payments on the Securities, as determined in good faith by a senior officer or the Board of Directors of the Company; (o) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a), (b), (j) and (p) or in this clause (o), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Debt so extended, renewed, refinanced or replaced; (p) restrictions related solely to Foreign Subsidiaries and created in connection with Debt of such Foreign Subsidiaries incurred pursuant to clauses (xii) and (xx) of paragraph (b) of Section 10.8 herein; (q) encumbrances pursuant to the subordination provisions of any Debt permitted to be incurred by clause (v) of paragraph (b) of Section 10.8; and (r) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture or similar entity.

Section 10.17 Limitation on Senior Subordinated Debt.

The Company shall not, and shall not permit or cause any Guarantor to, directly or indirectly, incur or otherwise permit to exist any Debt that is subordinate in right of payment to any Debt of the Company or such Guarantor, as the case may be, unless such Debt is also pari passu with the Securities or the Guarantee of such Guarantor or subordinated in right of payment to the Securities or such Guarantee at least to the same extent as the Securities or such Guarantee are subordinated in right of payment to Senior Debt or such Guarantor’s Senior Guarantor Debt, as the case may be, as set forth in this Indenture. For purposes of the foregoing, no Debt shall be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Debt have entered into intercreditor agreements or other arrangements giving one or more such holders priority over the other holders in the collateral held by them.

Section 10.18 Provision of Financial Statements.

(a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall deliver to the Trustee on behalf of, and upon request make available to, the Holders of Securities, within 30 days after the date by which the Company would have been required by the Commission’s rules and regulations to file such documents if the Company were so subject, copies of all annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company were so subject; provided that any such reports and documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) shall be deemed to be delivered to the Trustee and the Holders of Securities.

(b) Delivery of such reports and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any Guarantor’s, as the case may be, compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates of the Company). The Trustee may assume that any reports required to be filed under paragraph (a) above have been filed with the Commission and shall have no obligation to verify any such filing.

(c) Any failure to comply with this Section 10.18 shall be automatically cured when the Company provides all required reports to the Trustee on behalf of the Holders of Securities.

Section 10.19 Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.5, 10.8, 10.9, 10.10, 10.11, 10.13, 10.16, 10.17 and 10.18, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 10.20 Effectiveness of Certain Covenants.

(a)	If on any date following the Issue Date:

(1) the Securities are rated Baa3 or better by Moody’s and BBB- or better by S&P (or, if either such entity ceases to rate the Securities for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing,

then, beginning on that day and subject to the provisions of the following paragraph, the provisions of this Indenture described under Sections 10.8, 10.9, 10.10, 10.12, 10.16, 10.17, paragraphs (a), (b) and (c) of Section 10.13 and clause (a)(iii) of Section 8.1 shall be suspended.

(b) During any period that the foregoing covenants have been suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to the definition of “Unrestricted Subsidiaries.”

Notwithstanding the foregoing, if the rating assigned by either such rating agency should subsequently decline to below Baa3 or BBB-, respectively, the foregoing covenants shall be reinstated as of and from the date of such rating decline. Any Debt incurred during the period when the covenants are suspended shall be classified as having been incurred pursuant to paragraph (a) of Section 10.8 or one of the clauses of the paragraph (b) of such covenant. To the extent such Debt would not be so permitted to be incurred, such Debt shall be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iv) of paragraph (b) under Section 10.8. Calculations under the reinstated Section 10.9 shall be made as if Section 10.9 had been in effect since the Issue Date. However, no Default or Event of Default shall be deemed to have occurred as a result of any actions taken by the Company or its Restricted Subsidiaries during the period when the covenants are suspended.

11	Changes to Article 11 of the Base Indenture: Redemption of Securities

Set forth below are the changes to Article 11 of the Base Indenture: Redemption of Securities:

(A) Section 11.2 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 11.2 Election to Redeem; Notice To Trustee

The election of the Company to redeem any Securities shall be evidenced by a Company Order and an Officer’s Certificate. In case of any redemption at the election of the Company, the Company shall, within the time periods specified in Section 11.8 (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 11.3 Selection by Trustee of Securities to be Redeemed

(B) The first sentence of Section 11.3 of the Base Indenture shall be deleted in its entirety and replaced with the following:

If less than all of the Securities are to be redeemed, the Trustee shall select the particular Securities on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Securities redeemed in part shall be redeemed only in amounts of $2,000 or integral multiples of $1,000 in excess thereof (subject, in each instance, if applicable, to the procedures of DTC or any other Depositary).

Section 11.4 Notice of Redemption

(C) The first sentence of Section 11.4 of the Base Indenture shall be deleted in its entirety and replaced with the following:

If the Company elects to redeem Securities pursuant to Section 11.8, notice of redemption shall be given by first class mail, postage prepaid (or such other method prescribed by DTC or any other Depositary), mailed within the time periods specified in Section 11.8, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

(D) Clause (e) of Section 11.4 of the Base Indenture shall be deleted in its entirety and replaced with the following:

(e) that, subject to any conditions precedent, on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(E) The following clause (i) shall be added to Section 11.4 of the Base Indenture:

(i) any condition precedent to such redemption.

(F) The following paragraph shall be added to the Base Indenture following the final paragraph of Section 11.6:

Notwithstanding anything to the contrary herein, any redemption of Securities may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event.

(G)The following Section shall be added to the Base Indenture as Section 11.8:
Section 11.8	Rights of Redemption.

(a) At any time prior to May 15, 2019, the Company may on any one or more occasions redeem up to 40% of the aggregate principal amount of Outstanding Notes issued under this Indenture (including any Additional Notes) at a Redemption Price of 105.500% of their principal amount, plus accrued and unpaid interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided, that: (1) at least 60% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); (2) the Company must mail a notice of redemption no later than 30 days after the closing of such Equity Offering; and (3) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(b) At any time prior to May 15, 2021, the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the Redemption Date, plus (iii) accrued and unpaid interest, if any, on the Notes redeemed, to the Redemption Date.

(c) Except as set forth in clauses (a) and (b) of this Section 11.8, the Company shall not have the option to redeem the Notes pursuant to this Section 11.8 prior to May 15, 2021. On or after May 15, 2021, the Company may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the Notes redeemed, to the applicable Redemption Date, if redeemed during the 12-month period beginning on May 15 of the years indicated below:

Year	Percentage
2021.	102.750%
2022.	101.833%
2023.	100.917%
2024 and thereafter	100.000%

(d) Any redemption pursuant to this Section 11.8 shall be made pursuant to the provisions of Sections 11.1 through 11.7 hereof.

12	Changes to Article 12 of the Base Indenture: Sinking Funds

The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

13	Changes to Article 13 of the Base Indenture: Subordination

Article 13 of the Base Indenture shall be deleted in its entirety and replaced with the following:

ARTICLE THIRTEEN
SUBORDINATION OF SECURITIES

Section 13.1 Securities Subordinate to Senior Debt.

The Company covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the Indenture Obligations are hereby expressly made subordinate and junior and subject in right of payment as provided in this Article to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Debt) of all Senior Debt.

This Article Thirteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.

Section 13.2 Payment Over of Proceeds Upon Dissolution, etc.

(1) In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event all amounts due or to become due on or in respect of the Senior Debt shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Debt) before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Payments) on account of the Indenture Obligations or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Indenture Obligations (other than amounts previously set aside with the Trustee, or payments previously made or set aside, in either case, pursuant to the provisions of Sections 15.2 and 15.3 of this Indenture);

(2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Payments), by set off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full in cash (or as otherwise agreed to by the holders of Senior Debt), of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

(3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Payments), in respect of the Indenture Obligations before all Senior Debt is paid in full in cash (or as otherwise agreed to by the holders of Senior Debt), then and in such event such payment or distribution (excluding Permitted Junior Payments) shall be held in trust for the benefit of, and shall be paid over or delivered forthwith to, the holders of Senior Debt for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full in cash (or as otherwise agreed to by the holders of Senior Debt), after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight.

Section 13.3 Suspension of Payment When Designated Senior Debt in Default.

(a) Unless Section 13.2 shall be applicable, upon the occurrence and during the continuance of any default in the payment of any Designated Senior Debt (whether upon maturity, mandatory prepayment, acceleration or otherwise) beyond any applicable grace period (a “Payment Default”), no payment (other than amounts previously set aside with the Trustee or payments previously made, in either case, pursuant to Section 15.2 or 15.3 of this Indenture) or distribution of any assets of the Company or any Subsidiary of any kind or character (excluding Permitted Junior Payments) may be made by the Company or any Subsidiary on account of the Indenture Obligations, or on account of the purchase, redemption, or other acquisition of or in respect of, the Indenture Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Designated Senior Debt shall have been discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt, after which the Company shall (subject to the other provisions of this Article Thirteen) resume making any and all required payments in respect of the Indenture Obligations, including any missed payments.

(b) Unless Section 15.2 shall be applicable, (1) upon the occurrence and during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may then be accelerated (a “Non-payment Default”) and (2) after the receipt by a Responsible Officer of the Trustee (i) if Debt is outstanding under the Credit Agreement, from the agent thereunder and (ii) if no Debt is outstanding under the Credit Agreement, from a Senior Representative, of written notice of such Non-payment Default, no payment (other than any amounts previously set aside with the Trustee, or payments previously made, in either case, pursuant to the provisions of Section 15.2 or 15.3 of this Indenture) or distribution of any assets of the Company of any kind or character (excluding any Permitted Junior Payment) may be made by the Company or any Subsidiary on account of the Indenture Obligations, or on account of the purchase, redemption, or other acquisition of, or in respect of, the Indenture Obligations for the period specified below (“Payment Blockage Period”).

(c) The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Debt is discharged or paid in full in cash or as otherwise agreed to by the holders of Designated Senior Debt, or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company and the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company shall promptly resume making any and all required payments in respect of the Securities, including any missed payments. In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company and the Trustee of the notice initiating such Payment Blockage Period (such 179 day period referred to as the “Initial Period”). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 360 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Securities may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to any Designated Senior Debt that existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such Non-payment Default has been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of a financial covenant for a period ending after the date of commencement of such Payment Blockage Period that, in either case, would give rise to a default or an event of default pursuant to any provision under which a default or an event of default previously existed or was continuing shall constitute a new default or event of default for this purpose). The Company shall deliver a notice to the Trustee promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Designated Senior Debt related thereto is discharged or paid in full, and the Trustee is authorized to act in reliance on such notice.

(d) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered forthwith to, the holders of the Senior Debt (pro rata to such holders) or their respective Senior Representatives, as their interests may appear, for application to Senior Debt until the Senior Debt has been paid in full in cash (or as otherwise agreed to by the holders of Senior Debt).

Section 13.4 Payment Permitted if No Default.

Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2 or under the conditions described in Section 13.3, from making payments at any time of principal of, premium, if any, or interest on the Securities.

Section 13.5 Subrogation to Rights of Holders of Senior Debt.

After the payment in full in cash (or as otherwise agreed by the holders of Senior Debt) of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any, and interest on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 13.6 Provisions Solely to Define Relative Rights.

The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 13.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 13.3(d).

Section 13.7 Trustee to Effectuate Subordination.

Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney in fact for any and all such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Debt of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Debt or their Senior Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their Senior Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their Senior Representatives to vote in respect of the claim of any Holder in any such proceeding.

Section 13.8 No Waiver of Subordination Provisions.

(a) No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b) Without limiting the generality of paragraph (a) of this Section, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is or may be outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

Section 13.9 Notice to Trustee.

(a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from a Senior Representative or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by Noon, Eastern Time, on the third Business Day prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt, a Senior Representative or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer’s Certificate to such effect.

(b) Subject to Section 6.1, the Trustee shall be entitled to rely conclusively on the delivery to it of a written notice to the Trustee and the Company by a Person representing himself to be a Senior Representative or a holder of Senior Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a Senior Representative or a holder of Senior Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 13.10 Reliance on Judicial Orders or Certificates.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, or a certificate of a Senior Representative, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

Section 13.11 Rights of Trustee as a Holder of Senior Debt; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7. Notwithstanding any provision of this Article Thirteen, the Trustee shall have no obligation to hold in trust, pay over and deliver any payment or distribution not in its possession.

Section 13.12 Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 13.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 13.13 No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Debt to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

Section 13.14 Trustee Not Fiduciary for Holders of Senior Debt.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

14Addition of Article 14 of the Base Indenture: Guarantees
Set forth below is the addition of Article 14 to the Base Indenture: Guarantees
Section 14.1	Guarantors’ Guarantee.

For value received, each of the Guarantors, in accordance with this Article Fourteen, hereby absolutely, fully, unconditionally and irrevocably guarantees, jointly and severally with each other and with each other Person which may become a Guarantor hereunder, to the Trustee and the Holders, as if the Guarantors were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Guarantee shall also be deemed to include all fees, expenses and indemnities owed to the Trustee under Section 6.7).

Section 14.2 Continuing Guarantee; No Right of Set-Off; Independent Obligation.

(a) This Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to any ultimate balance due or remaining unpaid to the Trustee or the Holders in respect of the Indenture Obligations; and this Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Company under this Indenture and the Securities but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(b) Each Guarantor, jointly and severally, hereby guarantees that the Indenture Obligations shall be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

(c) Each Guarantor, jointly and severally, guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the holders of the Securities.

(d) Each Guarantor’s liability to pay or perform or cause the performance of the Indenture Obligations under this Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Guarantors in the manner prescribed in Section 1.6 hereof.

(e) Except as provided herein, the provisions of this Article Fourteen cover all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Guarantee has been delivered by each Guarantor free of any conditions whatsoever and that no representations, warranties or promises have been made to any Guarantor affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Company to any Guarantor.

(f) This Guarantee is a guarantee of payment, performance and compliance and not of collectability and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Company or upon any event or condition whatsoever.

(g) The obligations of the Guarantors set forth herein constitute the full recourse obligations of the Guarantors enforceable against them to the full extent of all their assets and properties.

Section 14.3 Guarantee Absolute.

The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

(a) any defect or lack of validity or enforceability in respect of any Debt or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

(b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Indenture Obligations;

(c) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

(d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of any Guarantor hereunder;

(e) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

(f) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

(g) any other dealings with the Company, any Guarantor or any other Person, or with any security;

(h) the Trustee’s or the Holders’ acceptance of compositions from the Company or any Guarantor;

(i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any collateral;

(j) the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

(k) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Indenture Obligations;

(l) the sale of the Company’s or any Guarantor’s business or any part thereof;

(m) subject to Section 14.14, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

(n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

(o) subject to Section 14.14, any arrangement or plan of reorganization affecting the Company or any Guarantor;

(p) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

(q) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

(r) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

(s) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

Section 14.4 Right to Demand Full Performance.

In the event of any demand for payment or performance by the Trustee from any Guarantor hereunder, subject to the subordination provisions of this Article Fourteen, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Guarantors shall continue to be jointly and severally liable hereunder for any balance which may be owing to the Trustee or the Holders by the Company under this Indenture and the Securities. The retention by the Trustee or the Holders of any security, prior to the realization by the Trustee or the Holders of its rights to such security upon foreclosure thereon, shall not, as between the Trustee and any Guarantor, be considered as a purchase of such security, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Company or any part thereof. Each Guarantor, promptly after demand, subject to the subordination provisions of this Article Fourteen, shall reimburse the Trustee and the Holders for all costs and expenses of collecting such amount under, or enforcing this Guarantee, including, without limitation, the reasonable fees and expenses of counsel.

Section 14.5 Waivers.

(a) Each Guarantor hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Company of any of the terms, covenants, conditions and provisions of this Indenture or the Securities or any other notice whatsoever to or upon the Company or such Guarantor with respect to the Indenture Obligations, whether by statute, rule of law or otherwise. Each Guarantor hereby acknowledges communication to it of the terms of this Indenture and the Securities and all of the provisions therein contained and consents to and approves the same. Each Guarantor hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment with respect to (i) any notice of sale, transfer or other disposition of any right, title to or interest in the Securities by the Holders or in this Indenture, (ii) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder and (iii) any other circumstances whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or that might otherwise limit recourse against such Guarantor.

(b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Company, each Guarantor hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

(i)	enforce, assert, exercise, initiate or exhaust any rights, remedies or recourse against the Company, any Guarantor or any other Person under this Indenture or otherwise;

(ii)	value, realize upon, or dispose of any security of the Company or any other Person held by the Trustee or the Holders;

(iii)	initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity; or

(iv)	mitigate the damages resulting from any default under this Indenture;

before requiring or becoming entitled to demand payment from such Guarantor under this Guarantee.
Section 14.6	The Guarantors Remain Obligated in Event the Company Is No Longer Obligated to Discharge Indenture Obligations.

It is the express intention of the Trustee and the Guarantors that if for any reason the Company has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Company or if any of the Indenture Obligations owing by the Company to the Trustee or the Holders becomes irrecoverable from the Company by operation of law or for any reason whatsoever, this Guarantee and the covenants, agreements and obligations of the Guarantors contained in this Article Fourteen shall nevertheless be binding upon the Guarantors, as principal debtors, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Company have been discharged, or such earlier time as Section 15.2 shall apply to the Securities and the Guarantors shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

Section 14.7 Fraudulent Conveyance; Contribution; Subrogation.

(a) Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

(b) Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

(c) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article Fourteen until payment in full of all Indenture Obligations.

Section 14.8 Guarantee Is in Addition to Other Security.

This Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

Section 14.9 Release of Security Interests.

Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, each Guarantor hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Guarantors hereunder, shall not be affected by any and all releases for any purpose of any collateral, if any, from the Liens and security interests created by any collateral document and that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

Section 14.10 No Bar to Further Actions.

Except as provided by law, no action or proceeding brought or instituted under Article Fourteen and this Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under Article Fourteen and this Guarantee by reason of any further default or defaults under Article Fourteen and this Guarantee or in the payment of any of the Indenture Obligations owing by the Company.

Section 14.11 Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

(a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fourteen and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

(b) Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

Section 14.12 Trustee’s Duties, Notice to Trustee.

(a) Any provision in this Article Fourteen or elsewhere in this Indenture allowing the Trustee to request any information or to take any action authorized by, or on behalf of any Guarantor, shall be permissive and shall not be obligatory on the Trustee except as the Holders may direct in accordance with the provisions of this Indenture or where the failure of the Trustee to request any such information or to take any such action arises from the Trustee’s negligence, bad faith or willful misconduct.

(b) The Trustee shall not be required to inquire into the existence, powers or capacities of the Company, any Guarantor or the officers, directors or agents acting or purporting to act on their respective behalf.

Section 14.13 Successors and Assigns.

All terms, agreements and conditions of this Article Fourteen shall extend to and be binding upon each Guarantor and its successors and permitted assigns and shall inure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Guarantors may not assign any of their rights or obligations hereunder other than in accordance with Article Eight.

Section 14.14 Release of Guarantee.

Concurrently with the payment in full of all of the Indenture Obligations, the Guarantors shall be released from and relieved of their obligations under this Article Fourteen. Upon the delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of this Guarantee was made by the Company in accordance with the provisions of this Indenture and the Securities, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantors from their obligations under this Guarantee. If any of the Indenture Obligations are revived and reinstated after the termination of this Guarantee, then all of the obligations of the Guarantors under this Guarantee shall be revived and reinstated as if this Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and each Guarantor shall enter into an amendment to this Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

This Guarantee shall terminate with respect to each Guarantor and shall be automatically and unconditionally released and discharged as provided in Section 10.13(d).

Section 14.15 Execution of Guarantee.

(a) Each Guarantor hereby agrees that its Guarantee set forth in Section 14.1 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes. The delivery of any Note by the Trustee, after authentication thereof under this Indenture, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(b) Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor, (ii) an Officer’s Certificate, and (iii) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid and binding obligation of such Person (subject to such customary assumptions and exceptions as may be acceptable to the Trustee in its reasonable discretion).

(c) A Guarantee shall be valid notwithstanding the fact that an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note.

Section 14.16 Guarantee Subordinate to Senior Debt.

Each Guarantor covenants and agrees, and each Holder of a Guarantee, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the Indenture Obligations are hereby expressly made subordinate and junior and subject in right of payment as provided in this Article to the prior payment in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Debt) of all Senior Guarantor Debt.

This Article Fourteen shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Guarantor Debt; and such provisions are made for the benefit of the holders of Senior Guarantor Debt; and such holders are made obligees hereunder and they or each of them may enforce directly such provisions.

Section 14.17 Payment Over of Proceeds Upon Dissolution of the Guarantor, etc.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor or its assets, or (b) any liquidation, dissolution or other winding up of any Guarantor, whether voluntary or involuntary, or whether or not involving insolvency or bankruptcy (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of any Guarantor, then and in any such event

(1) all amounts due or to become due on or in respect of the Senior Guarantor Debt shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Debt) before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character (excluding Permitted Guarantor Junior Payments) on account of the Guarantee of such Guarantor (other than amounts previously set aside with the Trustee, or payments previously made or set aside, in either case, pursuant to the provisions of Sections 15.2 and 15.3 of this Indenture); and

(2) any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Payments), set-off or otherwise, to which the Holders or the Trustee would be entitled but for the subordination provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Guarantor Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Guarantor Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Guarantor Debt held or represented by each, to the extent necessary to make payment in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Debt) of all Senior Guarantor Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Guarantor Debt; and

(3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of any Guarantor of any kind or character, whether in cash, property or securities (excluding Permitted Guarantor Junior Payments), in respect of any of the obligations of such Guarantor under the Guarantee of such Guarantor before all Senior Guarantor Debt is paid in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Debt), then and in such event such payment or distribution (excluding Permitted Guarantor Junior Payments) shall be held in trust for the benefit of, and shall be paid over or delivered forthwith to, the holders of Senior Guarantor Debt for application to the payment of all Senior Guarantor Debt remaining unpaid, to the extent necessary to pay all Senior Guarantor Debt in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Debt) after giving effect to any concurrent payment or distribution to or for the holders of Senior Guarantor Debt.

The consolidation of any Guarantor with, or the merger of any Guarantor with or into, another Person or the liquidation or dissolution of any Guarantor following the sale, assignment, conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of such Guarantor for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by sale, assignment, conveyance, transfer, lease or other disposal of such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposal, comply with the conditions set forth in Article Eight.

Section 14.18 Default on Senior Guarantor Debt.

(a) Upon the maturity of any Senior Guarantor Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full in cash (or as otherwise agreed to by the holders of Senior Guarantor Debt) before any payment is made by any of the Guarantors or any Person acting on behalf of any of the Guarantors in respect of the Guarantee of such Guarantor.

(b) No payment (excluding payments in the form of Permitted Guarantor Junior Payments) shall be made by any Guarantor in respect of its Guarantee during any period in which Section 14.17 shall be applicable, while any Payment Default (as defined in Section 13.3(a) of this Indenture) exists or during any Payment Blockage Period in effect under Sections 13.3(b) and (c) of this Indenture.

(c) In the event that, notwithstanding the foregoing, any Guarantor shall make any payment to the Trustee or the Holder of its Guarantee prohibited by the foregoing provisions of this Section, then and in such event such payment shall be held in trust for the benefit of, and shall be paid over and delivered forthwith to, the holders of the Senior Guarantor Debt (pro rata to such holders) or their respective Senior Representatives, as their interests may appear, for application to the Senior Guarantor Debt until the Senior Guarantor Debt has been paid in full in cash (or as otherwise agreed by the holders of Senior Guarantor Debt).

Section 14.19 Payment Permitted by Each of the Guarantors if No Default.

Nothing contained in this Article, elsewhere in this Indenture or in any of the Securities shall prevent any Guarantor, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of such Guarantor referred to in Section 14.17 or under the conditions described in Section 14.18, from making payments at any time on its Guarantee.

Section 14.20 Subrogation to Rights of Holders of Senior Guarantor Debt.

After the payment in full of all Senior Guarantor Debt in cash (or as otherwise agreed by holders of Senior Guarantor Debt), the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Guarantor Debt to receive payments and distributions of cash, property and securities applicable to the Senior Guarantor Debt until the principal of, premium, if any, and interest on, the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Guarantor Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Guarantor Debt by Holders of the Securities or the Trustee, shall, as among any Guarantor, its creditors other than holders of Senior Guarantor Debt, and the Holders of the Securities, be deemed to be a payment or distribution by such Guarantor to or on account of the Senior Guarantor Debt.

Section 14.21 Provisions Solely to Define Relative Rights.

The provisions of Sections 14.16 through 14.29 of this Indenture are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Guarantor Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among any Guarantor, its creditors other than holders of Senior Guarantor Debt and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders of the Securities in respect of its obligations under the Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against each of the Guarantors of the Holders of the Securities and creditors of each of the Guarantors other than the holders of Senior Guarantor Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Guarantor Debt (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Guarantors referred to in Section 14.17, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 14.18, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 14.18(c).

Section 14.22 Trustee to Effectuate Subordination.

Each Holder of a Security by such Holder’s acceptance thereof authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Debt of any Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Guarantor Debt or their Senior Representatives are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Guarantor Debt or their Senior Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Guarantor Debt or their Senior Representatives to vote in respect of the claim of any Holder in any such proceeding.

Section 14.23 No Waiver of Subordination Provisions.

(a) No right of any present or future holder of any Senior Guarantor Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

(b) Without limiting the generality of subsection (a) of this Section, the holders of Senior Guarantor Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Guarantor Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Guarantor Debt or any instrument evidencing the same or any agreement under which Senior Guarantor Debt is or may be outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Guarantor Debt; (3) release any Person liable in any manner from the collection or payment of Senior Guarantor Debt; and (4) exercise or refrain from exercising any rights against any of the Guarantors and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article.

Section 14.24 Notice to Trustee by Each of the Guarantors.

(a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of its Guarantee. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from any Guarantor or a holder of Senior Guarantor Debt or any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section by Noon, Eastern Time, on the third Business Day prior to the date upon which by the terms hereof any money may be payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Guarantor Debt or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it after such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officer’s Certificate to such effect.

(b) Subject to Section 6.1, the Trustee shall be entitled to rely conclusively on the delivery to it of a written notice to the Trustee and each Guarantor by a Person which represents itself as a representative of one or more holders of Senior Guarantor Debt or a holder of Senior Guarantor Debt (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a representative of or a holder of Senior Guarantor Debt (or a trustee, fiduciary or agent therefor); provided, however, that failure to give such notice to the Company or any Guarantor shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Guarantor Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Guarantor Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 14.25 Reliance on Judicial Orders or Certificates.

Upon any payment or distribution of assets of any Guarantor referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, or a certificate of a Senior Representative delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Guarantor Debt and other Debt of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

Section 14.26 Rights of Trustee as a Holder of Senior Guarantor Debt; Preservation of Trustee’s Rights.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Guarantor Debt which may at any time be held by it, to the same extent as any other holder of Senior Guarantor Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in Sections 14.16 through 14.25 of this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7. Notwithstanding any provision of this Article 14, the Trustee shall have no obligation to hold in trust, pay over and deliver any payment or distribution not in its possession.

Section 14.27 Article Applicable to Paying Agents.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under this Indenture, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.26 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 14.28 No Suspension of Remedies.

Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five of this Indenture or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article of the holders, from time to time, of Senior Guarantor Debt to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

Section 14.29 Trustee’s Relation to Senior Guarantor Debt.

With respect to the holders of Senior Guarantor Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of the Senior Guarantor Debt shall be read into this Article against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Guarantor Debt.

15	Addition of Article 15 of the Base Indenture: Defeasance and Covenant Defeasance

Set forth below is the addition of Article 15 to the Base Indenture: Defeasance and Covenant Defeasance

Section 15.1 Company’s Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 15.2 or Section 15.3 be applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Fifteen.

Section 15.2 Defeasance and Discharge.

Upon the Company’s exercise under Section 15.1 of the option applicable to this Section 15.2, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 15.4 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company, each Guarantor and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Debt represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 15.5 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 15.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.7, and (d) this Article Fifteen. Subject to compliance with this Article Four, the Company may exercise its option under this Section 15.2 notwithstanding the prior exercise of its option under Section 15.3 with respect to the Securities.

Section 15.3 Covenant Defeasance.

Upon the Company’s exercise under Section 15.1 of the option applicable to this Section 15.3, the Company and each Guarantor shall be released from their obligations under any covenant or provision contained or referred to in Sections 10.8 through 10.17, inclusive, and the provisions of clause (iii) of Section 8.1(a), with respect to the Defeased Securities, on and after the date the conditions set forth in Section 15.4 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(c), (d) or (f) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 15.4 Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 15.2 or Section 15.3 to the Defeased Securities:

1. The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment shall provide, not later than one day before the due date of payment, money in an amount, or (c) a combination of cash and U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest (or on any date after May 15, 2021 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the Outstanding Securities on the Defeasance Redemption Date). For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

2. In the case of an election under Section 15.2, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Independent Counsel in the United States shall confirm that, the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

3. In the case of an election under Section 15.3, the Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that the beneficial owners of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

4. No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 5.1(g) or (h) with respect to the Company is concerned, at any time during the period ending on the 91st day after the date of deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period) (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);

5. Such defeasance or covenant defeasance shall not cause the Trustee for the Securities to have a conflicting interest in violation of and for purposes of the Trust Indenture Act with respect to any other securities of the Company or any Guarantor;

6. Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;

7. The Company shall have delivered to the Trustee an Opinion of Independent Counsel in the United States to the effect that (assuming that no Holder of any Securities would be considered an insider of the Company under any applicable bankruptcy or insolvency law and assuming no intervening bankruptcy or insolvency of the Company between the date of deposit and the 91st day following the deposit) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

8. The Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

9. No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

10. The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 15.2 or the covenant defeasance under Section 15.3 (as the case may be) have been complied with.

Opinions of Counsel or Opinions of Independent Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with. Opinions delivered on the date of deposit may assume that no events specified in clauses (4), (7) and (9) will occur in the 91 days following the date of deposit.

Section 15.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.3, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 15.4 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 15.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder’s account.

Anything in this Article Fifteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 15.4 which, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 15.6 Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 15.2 or 15.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities and any Guarantor’s obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 15.2 or 15.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 15.2 or 15.3, as the case may be; provided, however, that (a) if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent; and (b) unless otherwise required by any legal proceeding or any other order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Company promptly after receiving a written request therefore at any time, if such reinstatement of the Company’s obligations has occurred and continues to be in effect.

SECTION THREE

ADDITIONAL TERMS OF THE SUPPLEMENTAL INDENTURE

1	Interpretation of Base and Supplemental Indenture

The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture supersede any similar provisions included in the Base Indenture unless not permitted by law.

2	Conflict of Any Provision of Indenture with Trust Indenture Act

If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

3	Successors and Assigns

All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

4	Severability

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

5	Benefits of Indenture

Nothing in this Supplemental Indenture, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

6	Governing Law

This Supplemental Indenture and each Note shall be deemed to a contract made under the laws of the State of New York and this Supplemental Indenture and each such Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles that would apply any other law.

7	Definitions

All terms used in this Supplemental Indenture not otherwise defined herein that are defined in the Base Indenture shall have the meanings set forth therein.

8	Duplicate Originals

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

9	Trustee Not Responsible for Recitals

The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

PENSKE AUTOMOTIVE GROUP, INC.
By:	/s/ J.D. Carlson

Name: Title:	J.D. Carlson EVP and CFO

The Bank of New York Mellon Trust Company, N.A., as Trustee

By: /s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

THE GUARANTORS

ATC CHATTANOOGA, LLC
ATC KNOXVILLE, LLC
ATC WEST TEXAS, LLC
ATC REALTY INVESTMENTS, LLC
ATLANTIC AUTO FUNDING CORPORATION
ATLANTIC AUTO SECOND FUNDING CORPORATION
ATLANTIC AUTO THIRD FUNDING CORPORATION
AUTO MALL PAYROLL SERVICES, INC.
AUTOMOTIVE MEDIA HOLDINGS, LLC
BOWEN REALTY INVESTMENTS, LLC
BRETT MORGAN CHEVROLET-GEO, INC.
CENTRAL FORD CENTER, INC.
CJNS, LLC

CLASSIC AUTO GROUP, INC.
CLASSIC ENTERPRISES, LLC
CLASSIC IMPORTS, INC.
CLASSIC MANAGEMENT COMPANY, INC.
CLASSIC MOTOR SALES, LLC
CLASSIC NISSAN OF TURNERSVILLE, LLC
CLASSIC SPECIAL ADVERTISING, INC.
CLASSIC SPECIAL AUTOMOTIVE GP, LLC
CLASSIC SPECIAL, LLC
CLASSIC TURNERSVILLE, INC.
COVINGTON PIKE DODGE, INC.
CYCLE HOLDINGS, LLC
DAN YOUNG CHEVROLET, INC.
DEALER ACCESSORIES, LLC
DIFEO PARTNERSHIP, LLC
EUROPA AUTO IMPORTS, INC.
FLORIDA CHRYSLER PLYMOUTH, INC.
FRN OF TULSA, LLC
GENE REED CHEVROLET, INC.
GMG MOTORS, INC.
GOODSON NORTH, LLC
GOODSON SPRING BRANCH, LLC
HBL, LLC
HT AUTOMOTIVE, LLC
KMT/UAG, INC.
LANDERS AUTO SALES, LLC
LANDERS BUICK-PONTIAC, INC.
LANDERS FORD NORTH, INC.
LATE ACQUISITION I, LLC
LATE ACQUISITION II, LLC
MICHAEL CHEVROLET-OLDSMOBILE, INC.
MOTORCARS ACQUISITION III, LLC
MOTORCARS ACQUISITION IV, LLC
MOTORCARS ACQUISITION V, LLC
MOTORCARS ACQUISITION VI, LLC
MOTORCARS ACQUISITION, LLC
NATIONAL CITY FORD, INC.
PAG ACQUISITION 27, LLC
PAG ACQUISITION 28, LLC
PAG ACQUISITION 48, LLC
PAG ACQUISITION 49, LLC
PAG ACQUISITION 50, LLC
PAG ACQUISITION 51, LLC
PAG ACQUISITION 52, LLC
PAG ACQUISITION 53, LLC
PAG ACQUISITION 54, LLC
PAG ACQUISITION 55, LLC
PAG NEW JERSEY CS, LLC
PAG PENNSYLVANIA CS, LLC
PAG WASHINGTON A1, LLC
PAG NEW JERSEY A1, LLC
PAG NEW JERSEY P1, LLC
PAG NEW JERSEY JL1, LLC
PAG ANNAPOLIS JL1, LLC
PAG ARKANSAS F1, LLC
PAG ARKANSAS F2, LLC
PAG AZ PROPERTIES, LLC
PAG ATLANTA MANAGEMENT, INC.
PAG AUSTIN H1, LLC
PAG BEDFORD A1, LLC
PAG BEDFORD P1, LLC
PAG BEDFORD PROPERTIES, LLC
PAG CHANTILLY M1, LLC
PAG CLOVIS T1, INC.
PAG CONNECTICUT LR1, LLC
PAG CYCLES MI, LLC
PAG DAVIE P1, LLC
PAG DISTRIBUTOR S1, LLC
PAG EDISON B1, LLC
PAG GOODYEAR F1, LLC
PAG GREENWICH B1, LLC
PAG GREENWICH HOLDINGS, LLC
PAG INTERNATIONAL SERVICES, LLC
PAG INVESTMENTS, LLC
PAG MADISON L1, LLC
PAG MADISON T1, LLC
PAG MARIN M1, INC.
PAG MCALLEN H1, LLC
PAG MCALLEN T1, LLC
PAG MENTOR A1, INC.
PAG MICHIGAN HOLDINGS, LLC
PAG NORTH SCOTTSDALE BE, LLC
PAG NORTHERN CALIFORNIA MANAGEMENT, INC.
PAG ONTARIO B1, INC.
PAG ORANGE COUNTY MANAGEMENT COMPANY, INC.
PAG ORANGE COUNTY RR1, INC.
PAG ORLANDO GENERAL, LLC
PAG ORLANDO LIMITED, LLC
PAG SAN FRANCISCO N1, INC.
PAG SANTA ANA AVW, INC.
PAG SANTA ANA B1, INC.
PAG SURPRISE T1, LLC
PAG TEMPE M1, LLC
PAG TEXAS MANAGEMENT COMPANY, LLC
PAG TURNERSVILLE AU, LLC
PAG ORANGE COUNTY L1, INC.
PAG WEST ACQUISITION 8, INC.
PAG WEST ACQUISITION 9, INC.
PAG WEST BAY MIT, LLC
PAG WEST, LLC
PALM AUTO PLAZA, LLC
PEACHTREE NISSAN, INC.
PENSKE CAR RENTAL HOLDINGS, LLC
PENSKE CAR RENTAL INDIANA, LLC
PENSKE CAR RENTAL (DT) MEMPHIS, LLC
PENSKE CAR RENTAL MEMPHIS, LLC
PENSKE COMMERCIAL VEHICLES US, LLC
PETER PAN MOTORS, INC.
PMRC, LLC
RELENTLESS PURSUIT ENTERPRISES, INC.
SA AUTOMOTIVE, LTD.
SAU AUTOMOTIVE, LTD.
SCOTTSDALE 101 MANAGEMENT, LLC
SCOTTSDALE FERRARI, LLC
SCOTTSDALE MANAGEMENT GROUP, LTD.
SCOTTSDALE PAINT & BODY, LLC
SDG AUTOMOTIVE INVESTMENTS, LLC
SINGLE SOURCE TRUCK PARTS, LLC
SIGMA MOTORS, INC.
SK MOTORS, LLC
SL AUTOMOTIVE, LLC
SOMERSET MOTORS, INC.
SUN MOTORS, LLC
TAMBURRO ENTERPRISES, INC.
THE AROUND THE CLOCK FREIGHTLINER GROUP, LLC
UAG ARKANSAS FLM, LLC
UAG ATLANTA H1, LLC
UAG ATLANTA IV MOTORS, INC.
UAG CAPITOL, INC.
UAG CAROLINA, INC.
UAG CENTRAL NJ, LLC
UAG CENTRAL REGION MANAGEMENT, LLC
UAG CHANTILLY AU, LLC
UAG CHCC, INC.
UAG CHEVROLET, INC.
UAG CITRUS MOTORS, LLC
UAG CLASSIC, INC.
UAG CLOVIS, INC.
UAG CONNECTICUT, LLC
UAG DULUTH, INC.
UAG EAST, LLC
UAG ESCONDIDO A1, INC.
UAG ESCONDIDO H1, INC.
UAG ESCONDIDO M1, INC.
UAG FAYETTEVILLE I, LLC
UAG FAYETTEVILLE II, LLC
UAG FAYETTEVILLE III, LLC
UAG FINANCE COMPANY, INC.
UAG GRACELAND II, INC.
UAG HUDSON CJD, LLC
UAG HUDSON, INC.
UAG INTERNATIONAL HOLDINGS, INC.
UAG KISSIMMEE MOTORS, LLC
UAG LANDERS SPRINGDALE, LLC
UAG LOS GATOS, INC.
UAG MARIN, INC.
UAG MEMPHIS II, INC.
UAG MEMPHIS IV, INC.
UAG MEMPHIS MANAGEMENT, INC.
UAG MENTOR ACQUISITION, LLC
UAG MICHIGAN CADILLAC, LLC
UAG MICHIGAN H1, LLC
UAG MICHIGAN PONTIAC-GMC, LLC
UAG MICHIGAN T1, LLC
UAG MICHIGAN TMV, LLC
UAG MINNEAPOLIS B1, LLC
UAG NANUET II, LLC
UAG NORTHEAST, LLC
UAG REALTY, LLC
UAG ROYAL PALM M1, LLC
UAG ROYAL PALM, LLC
UAG SAN DIEGO A1, INC.
UAG SAN DIEGO AU, INC.
UAG SAN DIEGO H1, INC.
PAG ORANGE COUNTY S1, INC.
UAG SAN DIEGO MANAGEMENT, INC.
UAG STEVENS CREEK II, INC.
UAG TEXAS II, INC.
UAG TEXAS, LLC
UAG TULSA HOLDINGS, LLC
UAG TURNERSVILLE REALTY, LLC
UAG VK, LLC
UAG WEST BAY AM, LLC
UAG WEST BAY FM, LLC
UAG WEST BAY IA, LLC
UAG WEST BAY IAU, LLC
UAG WEST BAY IB, LLC
UAG WEST BAY II, LLC
UAG WEST BAY IL, LLC
UAG WEST BAY IM, LLC
UAG WEST BAY IN, LLC
UAG WEST BAY IP, LLC
UAG WEST BAY IV, LLC
UAG WEST BAY IW, LLC
UAG YOUNG II, INC.
UAG-CARIBBEAN, INC.
UNITED AUTOCARE PRODUCTS, LLC
UNITED AUTO LICENSING, LLC
UNITED AUTO SCOTTSDALE PROPERTY HOLDINGS, LLC
UNITED NISSAN, INC.
UNITED NISSAN, INC. (A TENNESSEE CORPORATION)
UNITED RANCH AUTOMOTIVE, LLC
UNITEDAUTO DODGE OF SHREVEPORT, INC.
UNITEDAUTO FIFTH FUNDING INC.
UNITEDAUTO FINANCE, INC.
UNITEDAUTO FOURTH FUNDING INC.
WEST PALM AUTO MALL, INC.
WEST PALM NISSAN, LLC
WESTBURY SUPERSTORE, LTD.
YOUNG MANAGEMENT GROUP, INC.

By: /s/ J.D. Carlson

J. D. Carlson
Its: Treasurer or Assistant Treasurer

COUNTY AUTO GROUP PARTNERSHIP
OCT PARTNERSHIP
HUDSON MOTORS PARTNERSHIP
SOMERSET MOTORS PARTNERSHIP
DANBURY AUTO PARTNERSHIP
DIFEO HYUNDAI PARTNERSHIP
DIFEO NISSAN PARTNERSHIP
DIFEO CHRYSLER PLYMOUTH JEEP EAGLE PARTNERSHIP
DIFEO TENAFLY PARTNERSHIP
DIFEO LEASING PARTNERSHIP

By:	DIFEO PARTNERSHIP, LLC
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member

By: /s/ J.D. Carlson

J.D. Carlson
Its: Executive Vice President and CFO

WTA MOTORS, LTD.

By:	LATE ACQUISITION II, LLC
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member

By: /s/ J.D. Carlson

J.D. Carlson
Its: Executive Vice President and CFO

UAG HOUSTON ACQUISITION, LTD.

By:	UAG TEXAS II, INC.
Its:	General Partner
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Shareholder

By: /s/ J.D. Carlson

J.D. Carlson
Its: Executive Vice President and CFO

CLASSIC SPECIAL HYUNDAI, LTD.
CLASSIC OLDSMOBILE-PONTIAC-GMC TRUCK, LTD.
CLASSIC SPECIAL AUTOMOTIVE, LTD.
HILL COUNTRY IMPORTS, LTD.

By:	TAMBURRO ENTERPRISES, INC.
Its:	General Partner
By:	PAG West, LLC
Its:	Sole Shareholder
By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	Sole Member

By: /s/ J.D. Carlson

J.D. Carlson
Its: Executive Vice President and CFO

D. YOUNG CHEVROLET, LLC
DAN YOUNG MOTORS, LLC
PAG EAST, LLC

By:	PENSKE AUTOMOTIVE GROUP, INC.
Its:	MEMBER

By: /s/ J.D. Carlson

J.D. Carlson
Its: Executive Vice President and CFO

By:	UAG YOUNG II, INC.
Its:	MEMBER
By:	/s/ J.D. Carlson

Its:	J.D. Carlson Assistant Treasurer

PAG ORLANDO PARTNERSHIP, LTD.
By:	PAG ORLANDO GENERAL, LLC
Its:	General Partner
By:	UAG KISSIMMEE MOTORS, LLC
Its:	Sole Shareholder
By:	PENSKE AUTOMOTIVE GROUP, LLC
Its:	Sole Member

By: /s/ J.D. Carlson

J.D. Carlson
Its: Executive Vice President and CFO

APPENDIX A

[Face of Note]
[Legend if Security is a Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.13 AND APPENDIX A OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN ARTICLE THIRTEEN OF THE INDENTURE TO THE OBLIGATIONS (INCLUDING INTEREST) OWED BY THE COMPANY AND CERTAIN OF ITS SUBSIDIARIES TO ALL SENIOR DEBT; AND EACH HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AS SET FORTH IN SAID ARTICLE THIRTEEN OF THE INDENTURE.

CUSIP:70959W AG8 ISIN:US70959WAG87 No. [ ]	**$**

PENSKE AUTOMOTIVE GROUP, INC.
5.500% Senior Subordinated Notes due 2026

Issue Date: May 25, 2016

The Penske Automotive Group, Inc., a Delaware corporation (the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or its registered assigns, the principal sum of $500,000,000 on May 15, 2026.

Interest Payment Dates: May 15 and November 15, commencing November 15, 2016.

Regular Record Dates: May 1 and November 1.

Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Penske Automotive Group, Inc.
By:
Name:
Title:

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 5.500% Senior Subordinated Notes due 2026 referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:

Authorized Signatory

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 10.12 or Section 10.14, as applicable, of the Indenture, check the Box: [    ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.12 or Section 10.14, as applicable, of the Indenture, state the amount (in original principal amount):

$ Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

[Reverse Side of Note]
PENSKE AUTOMOTIVE GROUP, INC.
5.500% Senior Subordinated Notes due 2026

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

This Note is one of a duly authorized issue of Notes of the Company designated as its 5.500% Senior Subordinated Notes due 2026 (herein called the “Notes”) issued under and subject to the terms of an indenture (herein called the “Base Indenture”) dated as of November 21, 2014, among the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by a Third Supplemental Indenture thereto, dated as of May 25, 2016 (the “Supplemental Indenture and, together with the Base Indenture, the “Indenture), among the Company, the guarantors set forth on the signature pages thereto (each a “Guarantor” and collectively, the “Guarantors”) and the Trustee to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

The Company is allowed by the Indenture to create and issue an unlimited amount of Additional Notes ranking equally with this Note in all respects, subject to limitations in Section 10.8 of the Indenture. Any Additional Notes may be consolidated and form a single series with this Note, vote together with this Note and have the same terms as to status, redemption or otherwise as this Note. References herein to Notes include these Additional Notes, unless the context requires otherwise.

At any time prior to May 15, 2021, the Company may redeem the Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at a Redemption Price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest thereon, if any, to, the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date).

The Notes are subject to redemption at any time on or after May 15, 2021, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, in amounts of $2,000 or an integral multiple of $1,000 in excess thereof, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning May 15 of the years indicated below:

Year	Redemption Price

2021.	102.750%
2022.	101.833%
2023.	100.917%
2024 and thereafter	100.000%

in each case, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date).

In addition, at any time prior to May 15, 2019, the Company, at its option, may use the Net Cash Proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the aggregate principal amount of the Notes issued under the Indenture at a Redemption Price equal to 105.500% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date). At least 60% of the aggregate principal amount of Notes issued under the Indenture must remain outstanding immediately after the occurrence of such redemption. In order to effect this redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must complete such redemption within 90 days of the closing of the Equity Offering.

Any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering or other corporate transaction or event.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Notes redeemed in part shall be redeemed only in amounts of $2,000 or integral multiples of $1,000 in excess thereof (subject, in each instance, if applicable, to the procedures of DTC or any other Depositary).

Upon the occurrence of a Change of Control, each Holder may require the Company to purchase such Holder’s Notes in whole or in part in amounts of $2,000 or integral multiples of $1,000 in excess thereof, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

Under certain circumstances specified in the Indenture, in the event the Net Cash Proceeds received by the Company from any Asset Sale exceeds a specified amount, and such proceeds are not used to repay permanently any Senior Debt, Senior Guarantor Debt or Debt of a Restricted Subsidiary that is not a Guarantor or invested in Replacement Assets, the Company shall be required to apply such proceeds to the repayment of the Notes and certain Debt ranking pari passu in right of payment to the Notes.

In the case of any redemption or repurchase of Notes in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption or repurchase of this Note in accordance with the Indenture in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Debt on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture and the Notes and the Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes (Holders of at least 100% of the Notes in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and the Notes and the Guarantees and certain past Defaults under the Indenture and the Notes and the Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Notes are, to the extent and manner provided in Article Thirteen of the Indenture, subordinated and subject in right of payment to the prior payment in full (in cash or as otherwise agreed to by the holders of Senior Debt) of all Senior Debt. Each Holder by its acceptance hereof agrees to be bound by the provisions of such Article Fourteen and authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effect the subordination provided for in the Indenture and appoints the Trustee its attorney-in-fact for such purposes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the rights of the holders of Senior Debt and Senior Guarantor Debt as set forth in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Note Register, upon surrender of this Note for registration of transfer at the office or agency of the Company provided therefor, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

Certificated Notes shall be transferred to all beneficial holders in exchange for their beneficial interests in the Notes, if any, if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, or the Depositary ceases to be a clearing agency registered under the Exchange Act, and in either case a successor Depositary is not appointed by the Company within 90 days or (y) there shall have occurred and be continuing a Default or an Event of Default and the Note Registrar has received a request from the Depositary or (z) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

Notes in certificated form are issuable only in registered form without coupons in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, any Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

• Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).